                                  SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No. 2)


Check the appropriate box:

[X] Preliminary information statement    [_] Confidential, for use of the
                                             Commission only (as permitted by
                                             Rule 14c-5(d)(2))

[_] Definitive information statement

                           Encore Computer Corporation
            --------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

       Payment of Filing Fee (Check the appropriate box):

       [_] No fee required.

       [X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
  Title of Each Class of    Aggregate Number of                             Proposed Maximum
   Securities to Which      Securities to Which    Underlying Value of     Aggregate Value of
   Transaction Applies      Transaction Applies        Transaction*           Transaction*     Amount of Registration Fee
--------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
      $.01 per share            80,746,722             $3,145,000                  N/A                 $629.00
--------------------------------------------------------------------------------------------------------------------------

     * Estimated solely for the purpose of calculating the filing fee. The filing fee was calculated pursuant to Exchange Act Rule 0-11(c) and represents the estimated aggregate payments that Encore Computer Corporation will make to its security holders in connection with the compromise and settlement of In re Encore Computer Corporation Shareholders Litigation.

       [_] Fee paid previously with preliminary materials.

       [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount previously paid:

               $629.00
--------------------------------------------------------------------------------

       (2)     Form, Schedule or Registration Statement No.:

               Schedule 13E-3
--------------------------------------------------------------------------------

       (3)     Filing Party:

               Issuer
--------------------------------------------------------------------------------

       (4)     Date filed:

               8/30/02
--------------------------------------------------------------------------------

                              PRELIMINARY MATERIALS

                           Encore Computer Corporation

                             -----------------------

                              Information Statement


                                December 13, 2002


                      -------------------------------------


         We are sending this information statement, which is being mailed on or about December __, 2002, to the holders of shares of Encore Computer Corporation common stock, par value $.01 per share, in connection with the proposed dissolution and liquidation of our company following the compromise and settlement of the litigation entitled In re Encore Computer Corporation Shareholders Litigation (Civil Action No. 16044) after the complaint in that litigation was dismissed by the Delaware Chancery Court. The terms of the settlement are set forth in a Stipulation and Agreement of Compromise, Settlement and Release dated as of July 29, 2002, among Plaintiffs, Louis J. Williams and Paul S. Rosenblum, Objectors Robert W. Bernas and Anthony N. Oberhaus, Gould Electronics Inc., Robert J. Fedor, C. David Ferguson, Thomas N. Rich, Michael C. Veysey, Kenneth G. Fisher, Rowland H. Thomas, and us, which is described in the Notice of Pendency of Class Action, Proposed Settlement of Class Action, and Settlement Hearing, which was previously mailed to you on or about September 3, 2002. There were no objectors to the settlement, which was approved by the Chancery Court on October 2, 2002 and is being carried out.


         We discontinued all of our operations in January, 1999. Since then, our primary objective has been to wind up our remaining affairs and distribute our assets to our stockholders and to meet our obligations under our Certificate of Incorporation and Delaware law to indemnify our directors named in the lawsuit for their expenses in connection with the lawsuit. Now that the settlement is approved, all of the issues relating to the litigation have been resolved, our assets, after payment of certain court approved expenses and the creation of a reserve to pay the claims of certain of our former stockholders, will be paid to our existing stockholders in accordance with the settlement, and our company will be liquidated and dissolved. Following our dissolution and liquidation, all of our outstanding common stock will be cancelled and you will no longer own any securities in our company.

         Pursuant to the terms of the settlement, we will set aside $2.1 million of cash to be paid as follows:

         . approximately $1,830,784 to our stockholders, who collectively hold approximately 36% of our outstanding shares of common stock, other than Gould Electronics Inc. and the three individual director-defendant stockholders, pro rata with their ownership of shares;

         . $189,216 to the three individual director-defendant stockholders, who hold approximately 7% of our outstanding shares of common stock pro rata with their ownership of shares; and

         . $80,000 in court- approved attorney's fees and expenses to the attorneys who represented the plaintiffs, the class (as defined below), and the objectors (as described below).

         We will also create a $100,000 cash reserve for payment of claims of certain former stockholders. Thereafter all of our remaining cash, currently estimated to be approximately $725,000, plus any remainder of the $100,000 reserve after payments to our former stockholders, will be paid to our largest stockholder, Gould Electronics, which holds approximately 57% of our outstanding common stock.

         Based upon the fees and expenses and the other costs of administering the settlement, our stockholders (other than the three individual defendants and Gould Electronics) will receive $.062 per share, Gould Electronics will receive approximately $.015 per share and the three individual defendants will receive $.035 per share. If a holder holds his or her shares in street name, his or her broker may deduct a fee from the per share payment depending on the stockholder's arrangement with the broker. In addition, a minor variation in the amount may occur due to rounding. Once all such payments are made, we will have no assets and we will be dissolved and liquidated in accordance with Delaware law. Gould Electronics has agreed to pay, out of the proceeds of the payment it receives from us, the fees and expenses relating to that dissolution and liquidation and any claims timely filed by creditors against us. See "The Settlement."

         Our board of directors, including all of the non-employee directors, has unanimously approved the settlement, including the payment of our remaining assets to our stockholders on the terms set forth in the settlement agreement, and the subsequent dissolution and liquidation of our company. In connection with their approval of the settlement and the subsequent dissolution and liquidation of our company, both our board of directors and our affiliates determined that such actions are fair to all holders of our common stock, particularly holders who are not affiliated with us. See "Fairness of the Settlement and Dissolution and Liquidation" for a discussion of the basis on which such determination was made. Some members of our board of directors may have a conflict of interest in making the recommendation because certain of our current and former officers and directors will receive payments of cash as a part of the settlement to the extent they are holders of our common stock. Specifically, Kenneth G. Fisher, our former chief executive officer, director, and chairman of our board, Rowland H. Thomas, our former chief operating officer and director, and Michael C. Veysey, our president and a director, beneficially own 5,311,611, 94,250 and 300 shares of our common stock, respectively, and, therefore, will receive $0.035 for each share held by them, or an aggregate of approximately $185,906, $3,299 and $11, respectively. Each of Messrs. Fisher, Thomas and Veysey is a Defendant in the Action, as are our other directors, C. David Ferguson, Robert J. Fedor, and Thomas N. Rich. Messrs. Veysey, Ferguson, Rich and Fedor are also current or former officers and/or directors of Gould Electronics, which is also a Defendant in the Action.

         Under the General Corporation Law of the State of Delaware as well as our articles of incorporation, the holders of at least a majority of the outstanding shares of our common stock must approve such dissolution and liquidation; however, in the case of a written consent, our bylaws require that holders of at least 75% of our outstanding shares of common stock must approve the dissolution and liquidation. In connection with the settlement, stockholders holding more than 75% of our outstanding shares have executed a written consent that approves our dissolution and liquidation. Such consent was conditioned upon the Court of Chancery approving the proposed settlement, which it did on October 2, 2002. Accordingly, approval by our stockholders of our dissolution and liquidation is assured. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Our board of directors has fixed the close of business on August 29, 2002 as the record date for determining those stockholders entitled to vote on the dissolution and liquidation. At the close of business on August 29, 2002, 80,746,722 of our common shares were issued and outstanding.

         Under Delaware law, our stockholders are not entitled to appraisal or dissenters' rights in connection with the approval of the dissolution and liquidation. See "Dissenters' Rights."

         Our principal executive offices are located at 34929 Curtis Boulevard, Eastlake, Ohio 44095 and our phone number at that address is (440) 953-5000.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transaction, passed upon the merits or fairness of the transaction or passed upon the adequacy or accuracy of the disclosure in this information statement. Any representation to the contrary is a criminal offense.

                               SUMMARY TERM SHEET


         Encore Computer Corporation discontinued all of its operations in January, 1999. Since that time, we have primarily been engaged in defending the litigation entitled In re Encore Computer Corporation Shareholders Litigation (Civil Action No. 16044), which was pending in the Court of Chancery of the State of Delaware in and for New Castle County since November 1997. Due to the pendency of such litigation, we were unable to wind up our affairs or distribute our remaining assets to our stockholders. After lengthy negotiations, we have finally reached a compromise and settlement of this litigation that is acceptable to all of the parties thereto. The settlement was approved by the Court of Chancery on October 2, 2002 and became final and non-appealable on November 1, 2002. Through a question and answer format, this Summary Term Sheet is designed to explain to you, our stockholders, a number of important terms of the transaction. This Summary Term Sheet serves only as an introduction and we urge you to read carefully the remainder of the Information Statement and the Notice of Pendency of Class Action, Proposed Settlement of Class Action, and Settlement Hearing, which was previously mailed to you on or about September 3, 2002, in order to fully educate yourself on the details of our dissolution and liquidation. Cross-referenced text refers to sections in the Information Statement, unless otherwise noted.


Who is engaged in the transaction?

         Our name is Encore Computer Corporation. We are a Delaware corporation. We discontinued all of our operations in January, 1999. Certain of our affiliates are also engaged in the transaction:

         .     Gould Electronics Inc. -   owns 45,968,984 shares of our common
                                          stock (representing approximately 57%
                                          of our outstanding common stock);

         .     Japan Energy Corporation - the parent corporation of Gould
                                          Electronics and may be deemed to be
                                          the beneficial owner of the shares
                                          owned by Gould Electronics;

         .     Kenneth G. Fisher -        director; owns 5,311,611 shares of our
                                          common stock (representing
                                          approximately 6.58% of our outstanding
                                          common stock);

         .     Rowland H. Thomas -        director; owns 94,250 shares of our
                                          common stock (representing less than
                                          1% of our outstanding common stock);
                                          and

         .     Michael C. Veysey -        director; owns 300 shares of our
                                          common stock (representing less than
                                          1% of our outstanding common stock).


We refer to these five affiliates collectively as our "affiliates" throughout this Information Statement. See "Security Ownership of Certain Beneficial Owners and Management."


What are the key terms of the settlement?

         Pursuant to the terms of the settlement, we will set aside $2.1 million of cash to be paid as follows:

         . approximately $1,830,784 to our stockholders, who collectively hold approximately 36% of our outstanding shares of common stock, other than Gould Electronics and the three individual director-defendant stockholders, pro rata with their ownership of shares;

         . $189,216 to the three individual director-defendant stockholders, who hold approximately 7% of our outstanding shares of common stock pro rata with their ownership of shares; and

         . $80,000 in court- approved attorney's fees and expenses to the attorneys who represented the plaintiffs, the class (as defined below), and the objectors (as described below).

We will also create a $100,000 cash reserve for payment of claims of certain former stockholders. All of our remaining cash, currently estimated to be approximately $725,000, plus any remainder of the $100,000 reserve after payments to our former stockholders, will be paid to Gould Electronics, our largest stockholder, which holds approximately 57% of our outstanding common stock. See "The Settlement."

What will stockholders receive on a per share basis pursuant to the settlement?

         We expect that:

         . our stockholders (other than the three individual defendants and Gould Electronics) will receive $.062 per share;

         . Gould Electronics, our largest stockholder, will receive approximately $.015 per share; and

         . the three individual director-defendant stockholders will receive $.035 per share.

         If a holder holds his or her shares in street name, his or her broker may deduct a fee from the per share payment depending on the stockholder's arrangement with the broker. In addition, a minor variation in the amount may occur due to rounding. See "The Settlement."

What will happen after the payments are made?

         . After all of the payments are made pursuant to the settlement, we will have zero assets remaining and we will be dissolved in accordance with Delaware law.

         . Gould Electronics has agreed to pay, out of the proceeds of the payment it receives from us, the fees and expenses relating to our dissolution and any claims timely filed by creditors against us.

         . All of our outstanding shares of common stock will be cancelled and you will no longer own any securities in our company. See "The Settlement."


What do Encore's board of directors and its affiliates think of the settlement and the dissolution and liquidation?



         . Our board of directors, including all of the non-employee directors, has unanimously approved the settlement and dissolution and liquidation and both our board of directors and our affiliates determined that the transaction is fair to all holders of our common stock, particularly holders who are not affiliated with us.

         . In determining whether the settlement and dissolution and liquidation was fair, our board of directors and our affiliates considered, among other things, the expense, inconvenience and burden of continuing the litigation, the per share payments to be made to the current holders of our common stock, the timing for making such payments, the payments to be made to our former stockholders, and the releases given by plaintiffs, objectors, members of the class and us. See "Fairness of the Settlement and Dissolution and Liquidation."


Did the non-employee directors retain an unaffiliated representative or receive any opinion or appraisal from an outside party?

         Our non-employee directors did not, in connection with the settlement, retain an unaffiliated representative to act on behalf of unaffiliated stockholders nor did we receive any report, opinion or appraisal from any outside party relating to the settlement. In approving the settlement, the Delaware Chancery Court found the settlement to be fair, reasonable, and adequate to the certified class, which is composed mainly of our current stockholders. See "Fairness of the Settlement and Dissolution and Liquidation."

What are the releases?

         . As part of the settlement, we, the certified class and each plaintiff, objector and member of the certified class, on behalf of ourself, themselves and each of their privies, agreed to forever release each defendant and each defendant's privies from any and all claims, demands, rights, actions, liabilities, etc. by or on behalf of us, any of the plaintiffs, the objectors, the class or any member of the class, which have arisen, could have arisen or may arise, which relate in any manner to the facts and circumstances of the action or the related parties.

         . In addition, we and the defendants agreed to provide reciprocal releases to the plaintiffs, the objectors, the certified class, each member of the certified class and each of their privies.

         . The releases extend to claims that the holders may not know or suspect to exist at the time of giving the release, which, if known, might have affected the decision to enter into the settlement agreement. See "Releases."

Who is entitled to vote on the dissolution and liquidation?

         . Our board of directors has fixed the close of business on August 29, 2002 as the record date for determining those stockholders entitled to vote to approve the dissolution and liquidation of our company.

         . As of August 29, 2002, 80,746,722 shares of our common stock were outstanding. Each share of our common stock is entitled to one vote per share. See "Voting Securities and Stockholders Entitled to Vote."

What is the required approval for the dissolution and liquidation?

         . Under the Delaware General Corporation Law, as well as our certificate of incorporation, the holders of at least a majority of the outstanding shares of common stock must approve the dissolution and liquidation.

         . However, in the case of a written consent, our bylaws require that holders of at least 75% of our outstanding shares of common stock must approve the transaction. See "Special Factors."

Have any stockholders already agreed to give their consent?

         Yes, in connection with the settlement, stockholders holding more than 75% of our outstanding shares have executed a written consent that approves the dissolution and liquidation. See "Special Factors."

Do stockholders have appraisal or dissenters' rights in connection with the transaction?

         No, under Delaware law, our stockholders are not entitled to appraisal or dissenters' rights in connection with the approval of the dissolution or liquidation. See "Dissenters' Rights."

What are the tax consequences to stockholders of the settlement, dissolution and liquidation?





         Amounts received by you pursuant to the settlement should be treated as a return of capital to the extent of the adjusted tax basis in your shares of common stock, and as capital gain to the extent the payment exceeds your adjusted tax basis. You should be entitled to a capital loss to the extent of any remaining tax basis in your shares upon the liquidation of the company. See "Certain Federal Income Tax Consequences."

Who can I talk to if I have any questions about the dissolution and liquidation?

         You can call Ann M. Driscoll, an attorney at King & Spalding, at (212) 556-2100.

Special Factors

         Purposes, Alternatives, Reasons and Effects. Since discontinuing all of our operations in January 1999, our primary objectives have been to:

         .    wind up our affairs;

         .    distribute our assets to our stockholders; and

         . meet our obligations under our Certificate of Incorporation and Delaware law to indemnify our directors named in the lawsuit for their expenses in connection with the lawsuit.

The purpose of our dissolution and liquidation is to finalize the winding up of our affairs after all of our assets have been distributed and effect our dissolution. Similarly, from the perspective of our affiliates, who are stockholders and defendants in the action (except Japan Energy Corporation, which is the parent corporation of Gould Electronics), the purpose of the transaction, after having satisfactorily settled the action, is to see that our assets are distributed to our stockholders and then to effect our dissolution and liquidation.

         The negotiations for the settlement were conducted over two years on an arm's-length basis and involved counsel for the Class and the plaintiffs who appealed the Chancery Court's dismissal of the lawsuit, the Objectors and the Defendants. After all of the payments are made pursuant to the settlement, we will have zero assets remaining, thereby making our dissolution and liquidation inevitable. Accordingly, no alternative means to accomplish our dissolution and liquidation were considered by either us or our affiliates.

         After a review and analysis of the facts and circumstances and legal principles relating to the claims that were asserted and threatened in the action and related to the settlement, the named class-representative plaintiffs and the objectors in the action concluded that the settlement and our subsequent dissolution and liquidation is in the best interests of themselves and the class (as defined below) in light of:

         . the benefits that the purchasers and holders of our common stock will receive from the settlement,

         . the risks and delay of litigation, including the fact that the Court of Chancery had previously dismissed the action in its entirety, and

         . their conclusion that the settlement is fair, reasonable, adequate, and in the best interest of the members of the class.

         The defendants in the action, including those who are also our affiliates, believe that entering into the settlement will avoid the further expense, inconvenience, and burden of the litigation, and resolve all disputes and controversies with respect to our operation and management, dissolution, and liquidation, the conduct of the defendants and certain transactions relating to the sale of our businesses, which were the subject of the action.

         We believe that entering into the settlement and liquidating and dissolving our company finally resolves all of the outstanding issues relating to the action, and will enable us to promptly complete the winding up of our affairs and finally turn over our remaining assets (which consist exclusively of cash) to our stockholders (after payment of certain court approved expenses and the creation of certain reserves).

         Following the settlement and the cash payments made pursuant to the terms of the settlement, we will have zero assets remaining and our company will be dissolved. There will be zero assets remaining for liquidation. As a result of our dissolution, all of our outstanding shares of common stock will be cancelled and you will no longer own any securities in our company.

         The effect of the settlement on our affiliates, who are also defendants, is that they are relieved of the burden of litigation and will receive, as stockholders, cash payments in accordance with the terms of the settlement agreement. An additional effect on Gould Electronics is that, pursuant to the settlement agreement, it has agreed to pay, out of the proceeds of the payment it receives from us, the fees and expenses relating to our dissolution and liquidation and any claims timely filed by creditors against us. See "The Settlement." As with all of our stockholders, the effect of our dissolution and liquidation on our affiliates is that the shares of our common stock that they own will be cancelled and they will no longer own any securities of or other interest in our company. As we have not had any operations since January 1999 and as we will have no assets remaining after all of the cash payments are made pursuant to the terms of the settlement agreement, our dissolution and liquidation will have no effect on our affiliates' interest in our net book value or net earnings.

         The tax treatment of the receipt of the settlement payments is determined under the "origin of the claim doctrine." Under that doctrine, the receipt of settlement payments are generally treated as a return of capital if the underlying transaction that gave rise to the claim was capital in nature. Because the underlying transaction that gave rise to the claim in the instant case was capital in nature, the settlement payments received by you should be treated as a return of capital to the extent of the adjusted tax basis in your shares, and as capital gain to the extent that the payments exceed your adjusted tax basis.

         Upon the subsequent cancellation of the common stock, you will be treated as having disposed of your common stock. Because the company will not pay any distribution upon the liquidation of the company and the cancellation of the common stock, you will generally realize a capital loss on the cancellation of the common stock equal to the adjusted tax basis, after the reduction for settlement proceeds received, in your shares of common stock.

         Your capital gain or loss will generally be long-term gain or loss if, on the date of the receipt of the settlement payment, you have held your shares for more than one year.

         The tax consequences to our affiliates, namely Gould Electronics and the three individual director-defendant stockholders, from the receipt of the payments they will receive pursuant to the settlement should be the same as the tax consequences to the other stockholders discussed above. There should be no U.S. tax consequences to Japan Energy Corporation, because it will not receive any amounts pursuant to the settlement or the liquidation.

         The "origin of the claim doctrine" discussed above also determines the treatment of settlement payments from the company's standpoint. The settlement payments are treated as a capital expenditure if the underlying transaction that gave rise to the claim was capital in nature. Because the underlying transaction that gave rise the claim in the instant case was capital in nature, the settlement payments will be treated by the company as a capital expenditure. See "Certain Federal Income Tax Consequences."

         Fairness of the Transaction. Our board of directors, including all of the non-employee directors, has unanimously approved the settlement and dissolution and liquidation of our company. In connection with their approval of the settlement and the subsequent dissolution and liquidation of our company, both our board of directors and our affiliates determined that such actions are fair to all holders of our common stock, particularly holders who are not affiliated with us. In determining whether the settlement and dissolution and liquidation was fair, our board of directors and our affiliates considered, among other things, the determination by the Plaintiffs and the Objectors that the settlement and the dissolution and liquidation are in the best interest of the Class (which is composed of our current and certain former stockholders), the expense, inconvenience and burden of continuing the litigation, the per share payments to be made to the current holders of our common stock, the timing for making such payments, the payments to be made to our former stockholders, and the releases given by plaintiffs, objectors, members of the class and us. See "Fairness of the Settlement and Dissolution and Liquidation."

         Under the General Corporation Law of the State of Delaware, as well as our Certificate of Incorporation, the holders of at least a majority of the outstanding shares of our common stock must approve that dissolution and liquidation; however, in the case of a written consent, our bylaws require that holders of at least 75% of our outstanding shares of common stock must approve the dissolution and liquidation. In connection with the settlement, stockholders collectively holding more than 75% of our outstanding shares have executed written consents that approve our dissolution and liquidation. Their approval was conditioned on the Court of Chancery approving the settlement, which it did on October 2, 2002. Accordingly, approval by our stockholders of our dissolution and liquidation is assured.

         Reports, Opinions, Appraisals and Negotiations. Our non-employee directors did not, in connection with the settlement, retain an unaffiliated representative to act on behalf of unaffiliated stockholders nor did we receive any report, opinion or appraisal from any outside party relating to the settlement. In approving the settlement, the Delaware Chancery Court found the settlement to be fair, reasonable, and adequate to the certified Class, which is composed mainly of our current stockholders.

Where You Can Find More Information

         We currently file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Following our dissolution and liquidation, we will seek to terminate our registration under Section 12 of the Securities Exchange Act of 1934 and suspend our obligations to file reports pursuant to Section 15 of the Exchange Act in accordance with the requirements of the Exchange Act.

         The information contained in our SEC filings is an important part of this information statement. Accordingly, we have attached a copy of each of the following filings as appendices to the information statement:

         . our annual report on Form 10-K for fiscal year ended December 31, 2001; and

         . our quarterly report on Form 10-Q for the period ended September 30, 2002.

         You may request a copy of these and any other filing we have made with the SEC at no cost, by writing to or telephoning us at the following address.

                                 Ann M. Driscoll
                                 King & Spalding
                           1185 Avenue of the Americas
                            New York, New York 10036
                               Tel. (212) 556-2100

         You should only rely on the information provided to you in connection with or set forth in this information statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this information statement is accurate as of any date other than the date on the front of this information statement.

The Company

         Until November 1997, we were engaged in manufacturing, distributing and supporting scalable real-time computer systems and data storage products for very large computer systems. In November 1997, we sold our storage products business and in January 1999 we completed the sale of our real-time computer systems business effective December 31, 1998. Since January 1999, our only assets have been cash, claims and receivables relating to the sales of our storage products and real-time computer systems businesses. Since that time, our primary objective has been to resolve the litigation described herein, wind up our remaining affairs and distribute our remaining assets to our stockholders.

         As of August 29, 2002, 80,746,722 shares of our common stock, par value $.01 per share, were outstanding.

Background; Description of the Action

         In 1989, we bought Gould Electronics' computer business. From 1989 through November 1997, Gould Electronics loaned us approximately $496 million, which was secured by, among other things, a first priority security interest in our assets, including our storage products business, and a license to Gould Electronics of substantially all our intellectual property.

         On July 17, 1997, we entered into an asset purchase agreement with Sun Microsystems, Inc., in which Sun Microsystems agreed to purchase our storage products business for $185 million. As part of the Sun Microsystems transaction, we entered into an agreement with Gould Electronics on July 16, 1997, in which Gould Electronics agreed to release its security interest in our storage products business and to transfer its intellectual property license in that business to Sun Microsystems. Gould Electronics also agreed to a redemption of its preferred stock with a liquidation preference of over $400 million for $60 million.

         In November 1997, we distributed a proxy statement for the stockholders' meeting at which, among other things, the Sun Microsystems transaction was to be voted upon.

         On November 18, 1997, several plaintiffs filed purported derivative and class action complaints on behalf of all of our stockholders against Gould Electronics, Kenneth G. Fisher, Rowland H. Thomas, Robert J. Fedor and C. David Ferguson (collectively, the "Original Defendants"), and named us as a nominal defendant. Several additional but similar complaints were filed in weeks subsequent to November 18, 1997, and all complaints were then consolidated by order dated December 17, 1997, into In re Encore Computer Corporation Shareholders Litigation (Civil Action No. 16044) (the "Action"). These original complaints asserted individual and derivative claims alleging breach of fiduciary duties owed to Encore and its shareholders when conducting the sale of Encore's storage products business to Sun Microsystems and repurchasing of Encore preferred stock with a liquidation value of $411 million for $60 million.

         The original complaints filed on November 18, 1997, sought to enjoin our stockholders' meeting, but injunctive relief was denied by the Court of Chancery. Accordingly, on November 24, 1997, holders of our common stock voted to approve the Sun Microsystems transaction, which closed shortly thereafter.

         On June 1, 1998, we entered into an asset purchase agreement with Gores Technology Group in which Gores Technology agreed to purchase our real-time business for $3 million. In August 1998, we distributed a proxy statement for the stockholders' meeting at which, among other things, the Gores Technology transaction and a proposal to liquidate us was to be voted upon. On September 11, 1998, the holders of our common stock voted to approve the Gores Technology transaction, which closed shortly thereafter.

         Following document discovery, on February 5, 1999, the Original Defendants moved for summary judgment in their favor on all claims in the Action. No response to that motion was filed by any of the named Plaintiffs.

         On July 15, 1999, the Plaintiffs filed an amended complaint adding two additional defendants, Michael C. Veysey and Thomas N. Rich (collectively with the Original Defendants, the "Defendants") and no longer naming us as a nominal defendant. The amended complaint alleged that the Defendants breached duties and obligations owed to our stockholders in connection with our operation and management, including the Sun Microsystems and Gores Technology transactions, and made or caused misstatements and omitted to disclose information in the Sun Microsystems and Gores Technology proxy statements.

         On August 30, 1999, all Defendants moved to dismiss the Action. After full briefing and oral argument, on June 16, 2000, the Court of Chancery granted Defendants' motion and dismissed the Action in its entirety.

         By notice dated July 10, 2000, two of the named plaintiffs, Louis J. Williams and Paul S. Rosenblum, appealed the Court of Chancery's dismissal of the Action to the Supreme Court of the State of Delaware. The other named plaintiffs did not appeal the dismissal order.


         During the pendency of the appeal, the plaintiffs, Williams and Rosenblum, and the Defendants conducted arm's-length settlement negotiations. A settlement was reached on or about July 6, 2001 and notice of the settlement was sent to the class members (the "Original Settlement"). The Original Settlement provided that, in exchange for the resignation of all Defendants then serving as officers, directors or employees of Encore and the repurchase and distribution to the class members of all shares of Encore Common Stock beneficially owned by the

         Defendants, any and all claims by or on behalf of the Plaintiffs, the Class, any member of the Class or Encore would be released, discharged and dismissed with prejudice.

         Anthony N. Oberhaus and Robert W. Bernas (the "Objectors") opposed the settlement, appeared through counsel at a hearing held in the Chancery Court on October 12, 2001, and raised certain claims and contentions not set out in the amended complaint before the Court of Chancery. The Objectors' proposed complaint alleged that Defendants breached their fiduciary duties owed to Encore stockholders by failing to cause a timely liquidation distribution of Encore and that the proxy statements for the Sun and Gores transactions mislead stockholders by representing that the approval of the Sun and Gores transactions would permit the possibility that the stockholders (other than Gould Electronics) would receive at least a minimal amount in a liquidation. In addition, the Objectors raised the possibility of asking the Court to appoint a custodian to liquidate Encore. The Court of Chancery declined to approve that settlement proposal on the ground that there was nothing in the record to show that the stockholders other than the Defendants would be receiving value per share equivalent to that which would be received by Gould and the other Defendants.

The Settlement


         The plaintiffs, Williams and Rosenblum, the Objectors, and the Defendants, following arm's-length settlement negotiations, agreed to settle the Action and the Objectors' additional claims and contentions on the terms summarized below. The settlement enables us to achieve our goal of finally resolving all of the issues relating to the Action, winding up our remaining affairs and distributing all of our remaining assets (after payment of certain court approved expenses and the creation of certain reserves) to our stockholders.


         The terms of the settlement are set forth in a Stipulation and Agreement of Compromise, Settlement and Release, dated as of July 29, 2002, among plaintiffs Louis J. Williams and Paul Rosenbaum, on behalf of themselves and the class, and objectors, Anthony N. Oberhaus and Robert W. Bernas, and defendants Gould Electronics, Robert J. Fedor, C. David Ferguson, Thomas N. Rich, Michael C. Veysey, Kenneth G. Fisher and Rowland H. Thomas, which we refer to as the "Settlement Agreement." A copy of the court ordered notice relating to the settlement and the hearing was previously mailed to you on or about September 3, 2002.

         In consideration of the settlement and dismissal with prejudice of the Action and the releases provided in the settlement agreement, the parties to the Action have agreed, among other things, that promptly after the effective date of the settlement, we will make payments in an aggregate amount of $2.1 million of cash as follows:

         . approximately $1,830,784 to our stockholders, who collectively hold approximately 36% of our outstanding shares of common stock, other than Gould Electronics and the three individual director-defendant stockholders, pro rata with their ownership of shares;

         . $189,216 to the three individual director-defendant stockholders, who hold approximately 7% of our outstanding shares of common stock, pro rata with their ownership of shares; and

         . $80,000 in court-approved attorneys' fees and expenses to the counsel for the plaintiffs, the class (as defined below), and the objectors (as described below).

         All our cash remaining after we make the foregoing $2.1 million payment, which we currently estimate will be approximately $725,000, plus any remainder of a $100,000 reserve after payment to our former stockholders (as described below), will be paid to Gould Electronics. Thereafter, we will have no remaining assets and will be dissolved and liquidated by filing a certificate of dissolution with the Delaware Secretary of State and mailing and publishing the appropriate notices in accordance with Delaware law. In connection with such dissolution and liquidation, Gould Electronics has agreed to pay, out of the proceeds of the payment it receives from us, the fees and expenses relating to such dissolution and liquidation and any claims timely filed by creditors against us. In connection with our dissolution and liquidation, all of our outstanding shares of common stock will be cancelled, and you will no longer own any securities of or other interest in our company.

         Based on the fees and expenses of counsel set forth below and other costs of administering payments to stockholders as provided above, stockholders (other than the three named individual director-defendant stockholders and Gould Electronics) will receive $.062 for each share of our common stock held by them, Gould Electronics will receive approximately $.015 for each share of common stock held by it and the three named individual director-defendant stockholders will each receive $.035 for each share of their common stock. These payments will be made approximately four weeks after the effective date, or as soon thereafter as practicable. If a holder holds his or her shares in street name, his or her broker may deduct a fee from the per share payment depending on the stockholder's arrangement with the broker. In addition, a minor variation in the amount may occur due to rounding.

         In addition, we will set aside an additional $100,000 in cash to pay claims by stockholders who were record holders on or after October, 31, 1997, but are no longer holders (of record or beneficially) of any shares of our common stock on the effective date and who duly and timely file proofs of claim and the costs relating to the administration of such claims, which we refer to as "former stockholders." Former stockholders will share in the $100,000 reserve fund pro rata according to their total proven loss up to a maximum recovery of $3.00 for every $410.00 of proven loss suffered. Gould Electronics will be entitled to retain for its own use and purpose any portion of the reserve fund not paid to the former stockholders.

         The parties exchanged the releases as described below.


         The effective date of the settlement is the date the order and final judgment approving the settlement became final and non-appealable, which was November 1, 2002.


         The Court awarded Objectors' counsel $65,000 and Class counsel $15,000 in fees and expenses.

         Following such payments, we will have no remaining assets. Our assets consist of cash on hand and all payments required to be made in connection with the settlement and our subsequent dissolution and liquidation will be made from such cash.

Interests of Certain Persons in the Settlement

         Certain of our current and former officers and directors will receive payments of cash as a part of the settlement to the extent they are holders of our common stock. Specifically, Kenneth G. Fisher, our former chief executive officer, director, and chairman of our board, Rowland H. Thomas, our former chief operating officer and director, and Michael C. Veysey, our president and a director, beneficially own 5,311,611, 94,250 and 300 shares of our common stock, respectively, and, therefore, will receive $0.035 for each share held by them, or an aggregate of approximately $185,906, $3,299 and $11, respectively. Each of Messrs. Fisher, Thomas and Veysey is a Defendant in the Action, as are our other directors, C. David Ferguson, Robert J. Fedor, and Thomas N. Rich. Messrs. Veysey, Ferguson, Rich and Fedor are also current or former officers and/or directors of Gould Electronics, which is also a Defendant in the Action.


         In addition, Gould Electronics beneficially owns 45,968,984 shares of our common stock (representing approximately 57% of our outstanding common stock). In accordance with the terms of the settlement, all of our remaining cash after all of the payments pursuant to the Settlement Agreement have been made, currently estimated to be approximately $725,000, plus any remainder of the $100,000 reserve after payment to our former stockholders, will be paid to Gould Electronics. Gould Electronics has agreed to pay, out of the proceeds of the payment it receives from us pursuant to the settlement, the fees and expenses relating to our dissolution and liquidation and any claims timely filed by creditors against us. As we have not had any operations since January 1999, we paid previously accrued liquidation costs of approximately $201,000 to Gould Electronics for administrative services, including finance, tax, treasury, and general administration for the period July 1, 1999 through June 30, 2002. Although Gould Electronics continues to provide these administrative services for us, it has not been paid for services provided since June 30, 2002 and will only receive the amounts stipulated in the settlement agreement, as set forth above. Gould Electronics is a wholly-owned subsidiary of Japan Energy Corporation, which may be deemed to be the beneficial owner of the shares owned by Gould Electronics.

Reasons for and Benefits of the Settlement

         Following a review and analysis of the facts and circumstances relating to the claims asserted in the Action and applicable law, the Plaintiffs, the Objectors and their counsel have concluded that the settlement is in the best interests of themselves and the Class in light of

         . the benefits that the purchasers and holders of our common stock will receive from the settlement,

         . the risks and delay of litigation, including the fact that the Court of Chancery dismissed the Action in its entirety, and

         . their conclusion that the settlement is fair, reasonable and adequate.

         The Defendants believe that the benefits of entering into the settlement are that it will avoid the further expense, inconvenience, and burden of the litigation, and resolve all disputes and controversies with respect to our operation and management, dissolution, and liquidation, the conduct of the Defendants, the Sun Microsystems and Gores Technology transactions, and the Sun Microsystems and Gores Technology proxy statements.

         Accordingly, the settlement enables us to finally resolve all of the outstanding issues relating to the action, promptly complete the winding up of our affairs and maximize the amount of the distribution of our remaining assets (which consist exclusively of cash) to our stockholders. Our entire board of directors determined, after consideration of all of the foregoing factors, that the settlement and subsequent dissolution and liquidation is fair to holders of our common stock, including holders who are not affiliated with us.


         The negotiations for the settlement were conducted over two years on an arm's-length basis and involved counsel for the Class and the plaintiffs who appealed the Chancery Court's dismissal of the lawsuit, the Objectors and the Defendants. Except for the original settlement which was not approved by the Court, our board of directors did not consider any alternative means of effecting the settlement or our dissolution and liquidation.


Certification of a Class

         The Court of Chancery ordered that, for purposes of the settlement, the Action would be maintained and would proceed as a class action, with Plaintiffs, Williams and Rosenblum, serving as the representatives of the class and with their counsel serving as counsel to the Class, on behalf of all persons who and entities which were record holders or beneficial owners of our common stock (other than the Defendants) at any time during the period beginning on and including October 31, 1997, the record date for the Sun Microsystems transaction, through and including the effective date of the settlement and including their respective predecessors, trustees, executors, administrators, representatives, heirs, transferees, successors in interest, and assigns, immediate and remote, and any person claiming from, through, or under any of them (the "Class"). At the settlement hearing, the Court of Chancery, among other things, confirmed the certification of the Class.

Effect of the Order and Final Judgment of the Court of Chancery

         The Court of Chancery approved the settlement at the settlement hearing on October 2, 2002 and directed entry of an order and final judgment approving the Settlement Agreement which, among other things:

         . approved the settlement and adjudged the terms thereof to be fair, reasonable, and adequate and in the best interests of the Class;

          . authorized and directed the performance of the settlement in accordance with its terms and conditions; and

          . dismissed the Action with prejudice on the merits and released and enjoined the prosecution of all settled claims. See "Releases" below.

Releases

         The Court of Chancery approved the settlement and the Action was dismissed on the merits with prejudice as to us, each Defendant, the named Plaintiffs and Objectors and all other members of the Class.

         In addition, each Plaintiff, Objector, member of the Class and our company, on behalf of themselves, ourself and each of their and our respective current and former officers, directors, employees, agents, partners, members, co-venturers, parents, subsidiaries, affiliates, heirs, personnel, representatives, successors, and assigns (collectively, the "Plaintiff Releasors") forever release each Defendant, each Defendant's parent entities, associates, co-venturers, affiliates, and subsidiaries, and the past, present, and future officers, directors, stockholders, representatives, employees, investment bankers, commercial bankers, attorneys, advisors, agents, heirs, executors, trustees, general and limited partners and partnerships, personal representatives, estates, administrators, predecessors, successors and assigns (whether express, implied, or by operation of law) of each of them (collectively, the "Defendant Releasees") from any and all actual, alleged, and potential claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, and issues of any kind or nature whatsoever, contingent or absolute, suspected or unsuspected, matured or unmatured, disclosed or undisclosed, that have been or could have been asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws, or otherwise) by or on behalf of any of the Plaintiffs, the Objectors, the Class, any member of the Class, or our company, whether individual, class, derivative, representative, legal, equitable, or otherwise, which have arisen, could have arisen, or may arise now or hereafter or which relate in any manner to:

         . the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to any of the complaints filed at any time in the Action, the proposed Objectors' complaint, any proxy material, public filings, or statements (including, but not limited to, public statements) by us, Gould Electronics, or the Defendants or any of them concerning or in connection with any of their affiliated persons or companies, the Sun Microsystems transaction, the Gores Technology transaction, or our liquidation or dissolution; or

         . the Plaintiffs', the Objectors' or the Class members' purchase, sale, or holding of any of our securities or their investment in us; or

         .     our operations or management,

(collectively, the "Plaintiff Settled Claims"). The Plaintiff Settled Claims will not include the right of the Plaintiffs, the Objectors, any member of the Class, or us to enforce the terms of the settlement after the effective date. We, the Defendants and each member of the Class (collectively, the "Defendant Releasors") will provide reciprocal releases to the Plaintiffs, the Objectors and their privies.

         The release extends to claims that the holders thereof may not know or suspect to exist at the time of the release, which, if known, might have affected the decision to enter into the Settlement Agreement. Each of the Plaintiff Releasors and Defendant Releasors will be deemed to have waived all provisions, rights and benefits conferred by any law of the United States or any state or territory thereof, or principle of common law, which governs or limits a person's release of unknown claims. The Plaintiff Releasors and Defendant Releasors shall be deemed to relinquish, to the full extent permitted by law, the provision, rights and benefits of (S) 1542 of the California Civil Code which provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him would have materially affected his settlement with the debtor. In addition, each of the Plaintiff Releasors and Defendant Releasors also shall be deemed to have waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code (S) 1542.

The Dissolution


         Following the payment of all of our remaining assets (after the payment of certain court approved expenses and the creation of certain reserves) to our stockholders in accordance with the terms of the Settlement Agreement, we will file a certificate of dissolution with the Delaware Secretary of State and dissolve and liquidate in accordance with the requirements of the Delaware General Corporation Law (the "DGCL"). Gould Electronics has agreed to pay, out of the proceeds of the payment it receives from us, the fees and expenses relating to the dissolution and liquidation and any creditor claims that are timely asserted against us in accordance with the DGCL. In connection with our dissolution and liquidation, all of our outstanding shares of common stock will be cancelled, and you will no longer own any securities or other interest in our company.


         Stockholders collectively holding more than 75% of our common stock have executed written consents which approve our dissolution and liquidation. Their approval was conditioned on the effectiveness of the Court of Chancery's approval of the settlement, which it did on October 2, 2002. Under the DGCL and our certificate of incorporation, holders of at least a majority of the outstanding shares of our common stock must approve such dissolution and liquidation; however, in the case of a written consent, our bylaws require that holders of at least 75% of our outstanding shares of common stock must approve the dissolution and liquidation. Accordingly, approval by our stockholders of our dissolution and liquidation is assured and became effective upon the Court's approval of the settlement on October 2, 2002. As a result, we are not asking you for a proxy and you are requested not to send us a proxy.

Ability to Opt Out of the Settlement

         At the request of the Plaintiffs, the Objectors and the Defendants, the Court of Chancery defined and certified a Class under Court rules that do not permit class members to "opt out" or exclude themselves from the Class. Accordingly, you will be paid pursuant to the terms of the Settlement Agreement.

Fairness of the Settlement and Dissolution and Liquidation


         Our board of directors, including all of the non-employee directors, has unanimously approved the settlement and dissolution and liquidation of our company. In connection with their approval of the settlement and the subsequent dissolution and liquidation of our company, both our board of directors and our affiliates (i.e. Gould Electronics; its parent corporation, Japan Energy Corporation; Kenneth G. Fisher; Rowland H. Thomas; and Michael C. Veysey) determined that such actions are fair to all holders of our common stock, particularly holders who are not affiliated with us. As three of our affiliates (i.e. Messrs. Fisher, Thomas and Veysey) are members of our board of directors, they determined the fairness of the transaction together with our board of directors, while our other affiliates (i.e. Gould Electronics and Japan Energy Corporation) relied upon and adopted the analyses and conclusions of our board of directors. In determining whether the settlement and dissolution and liquidation was fair, our board of directors and our affiliates considered, among other things, the determination by the Plaintiffs and the Objectors that the settlement and the dissolution and liquidation are in the best interest of the Class (which is composed of our current and certain former stockholders), the expense, inconvenience and burden of continuing the litigation, the per share payments to be made to the current holders of our common stock, the timing for making such payments, the payments to be made to our former stockholders, and the releases given by Plaintiffs, Objectors, members of the Class and us. The board of directors and our affiliates also took into consideration the fact that, in connection with the settlement, stockholders collectively holding more than 75% of our outstanding shares of common stock have already consented to our dissolution and liquidation, thereby providing the requisite approval and assuring our dissolution and liquidation. The board, however, did not consider the amount of consideration being offered to unaffiliated stockholders as part of the dissolution as we will have zero assets remaining at the time of the dissolution and, thus, no consideration will be paid.


         The board of directors and our affiliates considered several negative factors in approving our dissolution, including the fact that we will no longer exist as a public company and that trading in our common stock will be discontinued, but they believed these factors were outweighed by the benefits discussed above.


         The board of directors and our affiliates also considered the impact of the release provision in the Settlement Agreement and the ability of stockholders to opt out of the Class and preserve their rights against us in determining the fairness of the transaction and believed that the impact, if any, would be minimal. If the Delaware Chancery Court had determined that members of the Class would be able to opt out of the settlement, the Settlement Agreement provided that the Defendants could have elected not to go forward with the settlement if holders of more than 40,000 of our common shares had elected not to participate. If holders of fewer than 40,000 shares had elected not to participate, then the Defendants could have proceeded with the settlement and negotiated separate releases with those holders who elected to be excluded from the Class. All of our stockholders were informed in the Notice of the Pendency of the Settlement that was mailed to them, that there would be no assets remaining in the company after making the payments under the settlement if they elected to opt out.



         As we have had no operations since 1999, our stock is not actively traded and all of our assets will be distributed pursuant to the terms of the negotiated Settlement Agreement, neither our board of directors nor our affiliates considered the amount comprising our net book value, going concern value, liquidation value or the net earnings in determining the fairness of the transaction. Similarly, as none of the filing persons purchased any of our common stock during the past two years, neither our board of directors nor our affiliates considered previous purchase prices in determining the fairness of the transaction. They did consider, however, both recent market price and the historical market price for our common stock. Our common stock was traded on the OTC Bulletin Board under the symbol "ENCC"; however, effective December 3, 2002, trading in our common stock was discontinued. The high and low sales prices of our common stock for fiscal years 2002, 2001 and 2000 are as follows:


            Fiscal 2002               High              Low
            -----------               ----              ---

            1/st/ Quarter           $ .020              $ .007
            2/nd/ Quarter             .009                .005
            3/rd/ Quarter             .051                .008

            Fiscal 2001
            -----------

            1/st/ Quarter             .046875             .015625
            2/nd/ Quarter             .09375              .03125
            3/rd/ Quarter             .046875             .015625
            4/th/ Quarter             .015625             .006

            Fiscal 2000
            -----------

            1/st/ Quarter             .0625               .015
            2/nd/ Quarter             .0625               .015
            3/rd/ Quarter             .03125              .015
            4/th/ Quarter             .015625             .015

In light of these sales prices, the board of directors and our affiliates determined that the consideration being paid to our unaffiliated stockholders pursuant to the settlement (i.e., $.062 per share) was fair and reasonable.


         Neither we nor any of our affiliates is aware of any firm offers made by any unaffiliated person during the last two years for the merger or consolidation of our company; the sale or other transfer of all or any substantial part of our assets; or a purchase of our securities that would enable the holder to exercise control over our company. Accordingly, this was not a factor that either our board of directors or our affiliates considered in determining the fairness of the transaction to unaffiliated stockholders.


         Our non-employee directors did not, in connection with the settlement, retain an unaffiliated representative to act on behalf of unaffiliated stockholders nor did we receive any report, opinion or appraisal from any outside party relating to the settlement. In approving the settlement, the Delaware Chancery Court found the settlement to be fair, reasonable, and adequate to the certified Class, which is composed mainly of our current stockholders.

         Our board of directors believes that the settlement as well as the dissolution and liquidation are procedurally fair because:

         .    all of our non-employee directors approved the transaction;


         . the terms of the settlement resulted from active arm's-length negotiations between the various parties;


         . the Plaintiffs and the Objectors determined that the settlement and the dissolution and liquidation are in the best interest of the Class (which is composed of current and certain former stockholders);


         . in connection with the settlement, stockholders holding more than 75% of our outstanding shares have already executed a written consent approving the dissolution and liquidation; and


         . the settlement was approved by the Court of Chancery on October 2, 2002.

         In addition, our board of directors believes that these procedural safeguards are sufficient to ensure the fairness of the transaction and, therefore, there was no need to retain an unaffiliated representative to act on behalf of the stockholders.


         Our affiliates did not make a separate determination as to the procedural fairness of the transaction. Instead, those affiliates who are also directors (i.e. Messrs. Fisher, Thomas and Veysey) considered the factors outlined above together with the rest of our board of directors (which unanimously approved the transaction), while our other affiliates (i.e. Gould Electronics and Japan Energy Corporation) relied upon and adopted the analyses and conclusions of our board of directors -- namely, that the transaction was both substantially and procedurally fair to our unaffiliated stockholders. Accordingly, our affiliates did not believe that retaining an unaffiliated representative to act on behalf of our unaffiliated stockholders was warranted.


         In connection with the settlement, the Court of Chancery found the payments to be made pursuant to the Settlement Agreement to be fair, reasonable and adequate.


Certain Federal Income Tax Consequences

         The following is a general summary of the material Unites States federal income tax consequences of the settlement agreement to common stockholders. This summary is for your general information only and addresses the tax consequences of holders of common stock who hold their shares as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986. Your tax treatment will vary depending upon your particular situation, and this summary does not purport to deal with all aspects of taxation that may be relevant to you in light of your particular investment or tax circumstances, or to certain shareholders that are subject to special treatment under the federal income tax laws, including, without limitation:

         .    life insurance companies,
         .    certain financial institutions,
         .    broker-dealers,
         .    shareholders holding common stock
              .    as part of a conversion transaction,
              .    as part of a hedge or hedging transaction, or
              .    as a position in a straddle for tax purposes,
         .    tax-exempt organizations,
         .    foreign corporations,
         .    foreign partnerships, and
         .    persons who are not citizens or residents of the United States.

         We do not intend to seek a ruling from the Internal Revenue Service with respect to any of these tax consequences, and we can not assure you that future changes in applicable laws or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law. In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to you.

         WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE SETTLEMENT PAYMENT TO YOU, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

         The tax treatment of the receipt of the settlement payments is determined under the "origin of the claim doctrine." Under that doctrine, the receipt of settlement payments are generally treated as a return of capital if the underlying transaction that gave rise to the claim was capital in nature. Because the underlying transaction that gave rise to the claim in the instant case was capital in nature, the settlement payments received by you should be treated as a return of capital to the extent of the adjusted tax basis in your shares and as capital gain to the extent that the payments exceed your adjusted tax basis.

         Upon the subsequent cancellation of the common stock, you will be treated as having disposed of your common stock. Because the company will not pay any distribution upon the liquidation of the company and the cancellation of the common stock, you will generally realize a capital loss on the cancellation of the common stock equal to the adjusted tax basis, after the reduction for settlement proceeds received, in your shares of common stock.

         Your capital gain or loss will generally be long-term gain or loss if, on the date of the receipt of the settlement payment, you have held your shares for more than one year.


Voting Securities and Stockholders Entitled to Vote

         Our board of directors fixed the close of business on August 29, 2002 as the record date for determining those stockholders entitled to vote to approve the dissolution and liquidation of our company. As of August 29, 2002, 80,746,722 shares of our common stock were outstanding. Each share of our common stock is entitled to one vote per share.

         Under the DGCL as well as our certificate of incorporation, the holders of at least a majority of the outstanding shares of our common stock must approve such dissolution and liquidation; however, in the case of a written consent, our bylaws require that holders of at least 75% of our outstanding shares of common stock must approve the dissolution and liquidation. In connection with the Settlement Agreement, stockholders collectively holding more than 75% of our outstanding shares have executed a written consent that approves our dissolution and liquidation. Such approval was conditioned upon the Court of Chancery approving the settlement, which it did on October 2, 2002. Specifically, Kenneth G. Fisher, our former chief executive officer, a director and chairman of our board (5,311,611 shares), Rowland H. Thomas, our former chief operating officer and a director (94,250 shares), Michael C. Veysey, our president and a director (300 shares), Louis J. Williams (175,325 shares), Paul
S. Rosenblum (2,930,000 shares), Anthony N. Oberhaus (4,035,000 shares), Robert
W. Bernas (2,916,250 shares) and Gould Electronics (45,968,984 shares) have executed a written consent of stockholders to approve the proposed dissolution and liquidation. Approval by majority of our unaffiliated security holders is not required in connection with the settlement, dissolution and liquidation.

Dissenters' Rights

         Delaware law does not afford you appraisal or dissenters' rights in connection with the approval of the dissolution and liquidation of our company.

Regulatory Approvals

         Other than obtaining the approval of the Court of Chancery and the entry of a final and non-appealable order and judgment, the filing of this information statement with the SEC, its distribution in accordance with federal securities laws and the DGCL and the filing of a Certificate of Dissolution with the Delaware Secretary of State and compliance with the other requirements of the DGCL and other provisions of Delaware and other applicable law, no other federal or state regulatory approvals are required in connection with the settlement and dissolution and liquidation.

Market for Our Securities


         Our common stock was traded on the OTC Bulletin Board under the symbol "ENCC." Effective December 3, 2002, trading of our common stock was discontinued on the OTC Bulletin Board.


Reporting Obligations Under the Securities Exchange Act of 1934

         Following consummation of the settlement and our dissolution and liquidation, we will seek to terminate our registration under Section 12 of the Securities Exchange Act of 1934 and suspend our obligations to file reports pursuant to Section 15 of the Exchange Act in accordance with the requirements of the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, to the best of our knowledge, the number of shares beneficially owned by our directors, certain of our executive officers and beneficial owners of 5% or more of our outstanding common stock and equivalents as of August 29, 2002. As of August 29, 2002, 80,746,722 shares of our common stock were issued and outstanding.

                Name and Address of                  Shares Beneficially    Percentage of Common
                  Beneficial Owner                           Owned            Stock Outstanding
                  ----------------                           -----            -----------------
Gould Electronics Inc. (1) ........................      45,968,984                56.93%
34929 Curtis Blvd.
Eastlake, OH 44095

Japan Energy Corporation (2) ......................      45,968,984                56.93%
10-1, Toranmon 2-chome
Minato-ko, Tokyo, Japan

Kenneth G. Fisher (3)..............................       5,311,611                 6.58%

Rowland H. Thomas (4)..............................        94,250                     *

C. David Ferguson..................................           -                       -

Thomas N. Rich.....................................           -                       -

Michael C. Veysey (5)..............................          300                      *

Directors and executive officers...................       5,406,161                 6.70%
as a group

-------------
(1) Gould Electronics, the record holder of the shares, is a wholly-owned subsidiary of Japan Energy Corporation.
(2) As the parent corporation of Gould Electronics, Japan Energy Corporation may be deemed to be the beneficial owner of the shares held by Gould Electronics. Japan Energy Corporation is not controlled by an individual or group of individuals acting together.
(3)  Includes 53,764 shares owned by Mr. Fisher's wife, Barbara A. Fisher.
(4) Includes 22,250 shares jointly owned by Mr. Thomas and his wife, Diane L. Thomas.
(5) Includes 300 shares owned in custodial accounts for M. Charles Veysey and Quinn Alexander Veysey.

* Less than 1%.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 10K

(MARK ONE)
    [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
                   For the Fiscal Year Ended December 31, 2001
                                       OR

    [_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                 ]
                   For the Fiscal Year Ended December 31, 2000

                           Commission File No. 0-13576

                           ENCORE COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                               04-2789167
------------------------------------------  ------------------------------------
        (State of Incorporation)                  (I.R.S. EMPLOYER I.D. NO.)

         34929 Curtis Boulevard
             Eastlake, Ohio                                44095
------------------------------------------  ------------------------------------
  (Address of Principal Executive Offices)               (Zip Code)

Telephone:  (440) 953-5170

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, par value $.01 per share

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days.   X  Yes  ____No
                                   ----

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [_].

Aggregate market value, as of February 28, 2002 of Common Stock held by non-affiliates of the registrant: $207,000.

The number of shares outstanding of the registrant's only class of Common Stock as of February 28, 2002 was 80,746,722.

                                                      PART OF DOCUMENT
DOCUMENTS INCORPORATED BY REFERENCE:                IN WHICH INCORPORATED
                                               ---------------------------------

A list of all exhibits to this Form 10-K is on Page 31.

PART I
Item 1   Business
-----------------

Until November 1997, Encore Computer Corporation ("Encore" or the "Company") was engaged in manufacturing, distributing and supporting (i) scalable real-time computer systems and (ii) data storage products for very large computer systems. In November 1997 the Company sold its storage products business and in January 1999 the Company completed the sale of its real time computer systems business effective December 31, 1998. Since January 1999, the Company's only assets have been cash, claims and receivables relating to the sales of its storage products and real-time computer systems businesses.

In 1989, Encore acquired the assets and assumed the liabilities of the Gould Electronics Inc.'s ("Gould") Computer Systems Division, which was significantly larger than Encore. From 1989 through November 1997, Gould (which is a wholly owned subsidiary of Japan Energy Corporation) had been the principal source of the Company's financing. During that period, the Company borrowed a total of $418 million from Gould and its affiliates. Encore had invested most of this in research and development. However, despite its efforts, Encore was unable to penetrate the marketplace for storage products and sales of its real-time computer systems declined significantly. By mid-1997 Gould had made it clear that it would not provide further financing to Encore, other than working capital to keep the storage products business operating for a short period until a pending sale could be completed.

Sale of the Storage Products Business

On November 24, 1997, the Company sold substantially all the assets associated with its storage products business to Sun Microsystems, Inc. ("Sun"). The Asset Purchase Agreement under which the transaction took place contemplated that Sun would pay $185 million for the storage products business, of which $150 million would be paid in cash at the closing and $35 million would be paid on July 1, 1998, subject to Sun's right to make offsets against the second payment. In fact, because of certain closing adjustments, Sun paid Encore $151,168,227 at the closing.

In connection with the sale of Encore's storage business to Sun, Gould also entered into an agreement with Sun under which Gould guaranteed most of Encore's obligations under the Asset Purchase Agreement between Encore and Sun, agreed to provide whatever funds were necessary to ensure that Encore would not become insolvent within one year after the closing of the sale to Sun, and indemnified Sun against any losses Sun might incur if the sale of Encore's storage products business to Sun were challenged in an insolvency proceeding relating to Encore commenced within two years after the closing.

Shortly before July 1, 1998, Sun asserted claims against Encore totaling $9,692,000. Because of that, on July 1, 1998, Sun paid only $25,308,000 of the $35,000,000, which was due on that date. On July 16, 1999, Sun and Encore entered a Settlement Agreement and Mutual Release pursuant to which Sun paid $2,500,000 to Gould (to which the balance of the receivable from Sun had been assigned) as a settlement for the receivable and Sun released these claims. Sun did not release Gould's other indemnification obligations related to Encore's obligations under the Asset Purchase Agreement.

On November 24, 1997, Gould held (i) notes, secured by all of Encore's assets, under which Encore owed Gould $93.55 million for money Encore had borrowed from Gould plus unpaid interest, and (ii) convertible preferred stock of Encore with a liquidation preference totaling $411 million, which Encore had issued to Gould between 1991 and 1996 in exchange for cancellation of indebtedness for money Encore had borrowed from Gould and interest on those borrowings.

In addition, Gould held approximately 48.44% of Encore's common stock, which Gould had obtained as part of the consideration for the sale of its Computer Systems Division to Encore in 1989 or through conversion of convertible preferred stock. In connection with the sale of Encore's storage products business to Sun, Encore and Gould agreed that Encore would repay the secured notes and unpaid interest thereon and redeem all the convertible preferred stock which Gould held for $60 million, of which $25 million was to be paid at the closing of the Sun transaction, and the balance was to be satisfied with the second payment due from Sun. In addition, Gould agreed that if it received the entire $35 million by July 31, 1998, Gould would waive its right to receive additional shares of preferred stock with a liquidation preference of approximately $43 million, which were due to it as past-due dividends on the convertible preferred stock which was being redeemed. Finally, Gould agreed that if Encore were liquidated before November 24, 1999, Gould would waive any right it had as a holder of Encore's common stock with regard to the first $30 million of liquidating distributions made to Encore's common stockholders.

Because Sun withheld $9,692,000 of the payment due on July 1, 1998, Encore remained obligated to Gould in that amount and had to either pay that amount to Gould out of its own funds by July 31, 1998 or issue to Gould the over-due dividend shares of convertible preferred stock, which had a liquidation preference of $42,678,400. However, in order to give Encore more time to attempt to resolve Sun's claims, Gould agreed that if Encore issued those dividend shares to it, Gould would give Encore the option to repurchase the dividend shares on or before July 31, 1999 for an amount equal to the balance of the $9,692,000 which remained unpaid ($7,192,000 after the payment of $2,500,000 received on July 16, 1999) plus interest at 8.5% per annum from August 1, 1998. Encore then issued the dividend shares to Gould. On July 31, 1999, Gould extended Encore's option to repurchase the dividend shares to October 30, 1999; Gould subsequently extended Encore's option to December 15, 1999, when it expired.

On December 30, 1999, Encore paid Gould the $7,192,000 balance due as a result of the redemption of convertible preferred stock from Gould, and Gould, among other things, agreed (i) to convert the dividend shares into common stock and
(ii) that if Encore were liquidated before November 24, 2000, Gould would waive any right it had as a holder of Encore's common stock with regard to the first $30 million of liquidating distributions made to Encore's common stockholders. Additionally, Gould agreed to indemnify Encore for any obligations it might incur to indemnify its current and future directors, up to a total of $7,192,000. On January 20, 2000, Gould converted its convertible preferred stock into 13,295,815 shares of common stock.

Sale of the Real-Time Business

On June 4, 1998, the Company and Gores Technology Group ("Gores") entered into a definitive agreement for the Company to sell its real-time business to Gores for $3 million in cash.

At the same time the Company entered into the agreement to sell its real-time computer systems business to Gores, the Company entered into a management agreement under which Gores took over management of the real-time computer systems business, retaining any positive cash flow and bearing any negative cash flow, but receiving a management fee of $100,000 per month, which was to be refunded to Encore upon closing of the sale of the real-time computer systems business to Gores. Encore provided a $2 million line of credit to Gores to fund its operation of the real-time computer systems business until the closing.

The sale of the real-time computer systems business to Gores was approved by the Company's stockholders on September 11, 1998, and the transaction was completed on January 6, 1999. At the closing of the sale, the Company received $2,750,000 (with the additional $250,000 set off against the purchase price to resolve an alleged breach of indemnity claim) and the parties agreed to resolve shortly after the closing disputed items relating to the sale, including the amounts due to Encore under the management agreement and the line of credit, and certain other indemnity claims by Gores. On August 10, 2000, the Company reached an agreement in principle to resolve these items. In connection with the agreement, Encore and Gores agreed to reduce the principal balance of the receivable by (1) $96,000 relating to an uncollectible note receivable purchased by Gores in the acquisition of the real-time business and (2) $150,000 for expenses incurred in the negotiation of this settlement. As a result, the receivable balance due to Encore was $2,979,000.

In order to reduce this balance, Gores agreed to make payments on Encore's behalf relating to the closing of certain foreign offices. Such payments included lease termination fees and payment of taxes. During fiscal 1999, Gores paid $35,000 relating to the termination of Encore's Belgium office lease. Subsequent to December 31, 1999, Gores paid approximately $1,845,000 relating to lease termination costs and a tax settlement. After these payments, the receivable balance amounted to $1,098,000. Gores agreed to make cash payments to Encore for the remainder of the balance. In August and October 2000, Encore received payments totaling $500,000 toward the receivable balance. In February 2001, Encore received the remaining $598,000 plus an additional $16,000.

It had been contemplated that after the real-time computer systems business was sold to Gores, Encore would be liquidated. However, because of a provision of the agreements relating to Encore's sale of its storage products business to Sun, Encore's stockholders could not vote on the liquidation of Encore at the meeting on September 11, 1998 at which they approved the sale of the real-time computer systems business. The Company's Board of Directors expects to reconsider when the Company should be liquidated when various disputed items are determined, including whether the Company will have any indemnification obligations with regard to a pending lawsuit by stockholders of the Company with regard to the Sun transaction and related redemption of convertible preferred stock from Gould.

The Board of Directors terminated the employment of the Company's President on September 30, 1998 and the employment of the Company's Chief Executive Officer on November 24, 1998, in view of the fact that the Company no longer had any active business. The Company's staff was reduced to its General Counsel (who took the position of President), its Chief Financial Officer, its Vice President of Human Resources (who continued to be involved in employee compensation matters arising out of the sales of the storage products and the real-time computer systems businesses) and a few clerical and administrative employees. The Company also moved its offices to substantially smaller space, which it occupied under a short-term lease. Those offices were closed on or about June 30, 1999, and the remaining employees terminated. The Company's further activities are conducted in space provided by Gould in Eastlake, Ohio.

The assets of the Company available for distribution to shareholders on liquidation of Encore would be (i) the Company's assets, less its liabilities, at December 31, 2001, plus or minus (ii) any amounts by which the costs of liquidation and costs related to contingent liabilities, including pending litigation, are less or greater than the reserves reflected on the December 31, 2001 balance sheet, minus (iii) expenses incurred after December 31, 2001 which have not been contemplated in the accruals.

Item 2   Properties
-------------------

The Company does not own any facilities.

On June 19, 2000, the Company terminated its lease at its idle London facility and has no further lease obligations for facilities.

Item 3   Legal Proceedings
--------------------------

Shortly before the Sun transaction was closed, shareholders of the Company brought a lawsuit in the Delaware Chancery Court against Gould and the Company's then directors, C. David Ferguson, Robert Fedor, Rowland Thomas and Kenneth Fisher. Three similar shareholder suits were also filed and all four suits have been consolidated as Civil Action #16044, In Re Encore Computer Corporation
                                          ---------------------------------
Shareholders Litigation. The shareholders filed an amended complaint adding
-----------------------
directors Michael Veysey and Thomas Rich as defendants and eliminating the Company as a defendant. The defendants moved to dismiss the amended complaint and that motion was granted on June 16, 2000. Two of the Plaintiffs filed a notice of appeal to the Delaware Supreme Court. Although the Company is not a party to the litigation, the Company is obligated to indemnify its officers and directors against liability for matters such as those which are the subject of the litigation. On July 6, 2001, the parties reached a proposed settlement that, upon court approval, would have provided for a repurchase by the Company and redistribution to class members of the defendants' common stock holdings in the Company and the individual defendants' resignation from their positions with the Company in favor of the plaintiffs' nominees. At a hearing on October 12, 2001, the court did not grant its approval to the proposed settlement. Attorneys for parties to the lawsuit and for two shareholders who objected to the settlement continue to have discussions about settlement of the litigation. The defendants own approximately 63% of the outstanding common stock of the Company.

Item 4  Submissions of Matters to a Vote of Security Holders
------------------------------------------------------------

None

PART II

Item 5 Market for Registrant's Common Equity and Related Stockholder Matters
----------------------------------------------------------------------------
The Company's common stock is traded on the OTC Bulletin Board under the symbol ENCC.

The high and low closing sale prices of Encore's common stock are shown for fiscal years 2001 and 2000 in the table below:

                                  Fiscal 2001                        Fiscal 2000
                       ---------------------------------  ------------------------------
                            High            Low              High            Low
                       ---------------------------------  ------------------------------
      1/st/ Quarter             .046875         .015625            .0625        .015625
      2nd Quarter                .09375          .03125            .0625        .015625
      3/rd/ Quarter             .046875         .015625           .03125        .015625
      4/th/ Quarter             .015625            .006          .015625        .015625

BankBoston, N.A. is the stock transfer agent and registrar of the Company's common stock, and maintains shareholder records. The agent will respond to questions on change of ownership, lost stock certificates, consolidation of accounts and change of address. Shareholder correspondence on these matters should be addressed to:

BankBoston, N.A.
c/o Boston EquiServe, L.P.
P.O. Box 8040
Mail Stop 45-02-64
Boston, Massachusetts 02266-8040.

As of February 28, 2002, there were 2,339 holders of record of the Company's common stock. The Company has never paid, and does not expect to pay in the future, cash dividends on its common stock, except for any distributions in liquidation.

Item 6 Selected Financial Data
------------------------------

(in thousands except                                 For the year ended December 31,
  per share data)                                    -------------------------------
                                    2001             2000              1999              1998             1997
                                    ----             ----              ----              ----             ----
Net sales                           N/A              N/A               N/A           $  20,435      $  29,486
Operating loss                      N/A              N/A               N/A              (7,474)       (76,528)
Gain on Sun Transaction             N/A              N/A               N/A              25,308        119,890
Net income (loss)                   N/A              N/A               N/A              16,658         34,164
Changes in net assets
   in liquidation (2)           $   338          $   486           $ 5,022                 N/A            N/A
Basic income (loss)
   per common share (1)             N/A              N/A               N/A                0.24           0.11
Weighted average shares of
   common stock
   outstanding (1)                  N/A              N/A               N/A              67,451         40,568
Working capital                     N/A              N/A               N/A                 N/A        (21,617)
Total assets                      3,291            3,170             7,034              16,753         37,451
Long term debt                      ---              ---               ---                 ---            ---
Shareholders' equity
  (capital deficiency)              N/A              N/A               N/A                 N/A        (19,646)
Net assets in liquidation (2)     2,858            2,520             2,034              (2,988)           N/A
Net assets in liquidation
   per common share (2)         $  .035          $   .03           $   .03                   0            N/A

(1) During 1998 and 1997, preferred stock dividends amounted to $533,000 and $29,579,900, respectively. All preferred stock dividends were paid in additional shares of preferred stock or were accumulated.

(2) The Company ceased operating activities as of December 31, 1998. Additionally, management expects that liquidation of the Company will occur. As a result, the Company has adopted the liquidation basis of accounting as of December 31, 1998 and for all periods subsequent to December 31, 1998.

Item 7 Management's Discussion and Analysis of Financial Condition and Results
------
       of Operations

Overview and Liquidation

The Company conducted no business operations after December 31, 1998.

During fiscal 1997, Encore sold substantially all of its assets associated with its storage products business to Sun. During fiscal 1998, the Company sold its real-time computer systems business to Gores. After these transactions, management contemplated that the Company would be liquidated. However, because of a provision of the agreements relating to Encore's sale of its storage products business to Sun, Encore's stockholders could not vote on the liquidation of Encore at the meeting on September 11, 1998, at which they approved the sale of the real-time computer systems business. The Company's Board of Directors expects to reconsider when the Company should be liquidated when various disputed items are determined, including whether the Company will have any indemnification obligations with regard to a pending lawsuit by stockholders of the Company with regard to the Sun transaction and related redemption of convertible preferred stock from Gould.

The Board of Directors terminated the employment of the Company's President on September 30, 1998 and the employment of the Company's Chief Executive Officer on November 24, 1998 in view of the fact that the Company no longer had any active business. The Company's staff was reduced to its General Counsel, who took the position of President, its Chief Financial Officer, its Vice President of Human Resources (who continued to be involved in employee compensation matters arising out of the sales of the storage products and the real-time computer systems businesses) and a few clerical and administrative employees. In fiscal 1999, all remaining employees were terminated. The Company also moved its offices to a substantially smaller space, which it occupied under a short-term lease. Those offices were closed on or about June 30, 1999, and the Company's further activities are conducted in space provided by Gould in Eastlake, Ohio. Management expects that liquidation of the Company will occur. As a result, the Company adopted the liquidation basis of accounting as of December 31, 1998 and for all periods subsequent to December 31, 1998.

The assets of the Company available for distribution to shareholders on liquidation of Encore would be (i) the Company's assets, less its liabilities, at December 31, 2001, plus or minus (ii) any amounts by which the costs of liquidation and costs related to contingent liabilities, including pending litigation, are less or greater than the reserves reflected on the December 31, 2001 balance sheet, minus (iii) expenses incurred after December 31, 2001 which have not been contemplated in the accruals.

Under the liquidation basis of accounting, assets are stated at their estimated net realizable value and liabilities are stated at their estimated amounts.

Comparison of 2001 and 2000 and 1999

The Company ceased operations when the Gores transaction was entered into on December 31, 1998. Throughout 2001, 2000 and 1999, the Company continued to settle liabilities. During fiscal 2001, 2000 and 1999, previously established accruals for termination and wind down costs were adjusted based on revised estimates of the ultimate cost of such activities. Such revisions included reduction for overaccruals of taxes, the cost of closing foreign offices, and distributions upon liquidation of foreign subsidiaries.

Liquidity and Capital Resources

In fiscal 2001, the Company received $157,000 from Sun to conclude its obligations under a lease and $271,000 from the liquidation of foreign subsidiaries. In fiscal 2000, the Company received $500,000 from Gores as a partial payment of amounts owed. In February 2001, the Company received the remaining amounts due. In fiscal 1999, the Company received $2,750,000 from the sale of its real-time computer systems business. Additionally, the Company received $2,500,000 from the Settlement Agreement and Mutual Release with Sun.

The Company does not expect to receive any significant additional amounts of cash as it continues to wind down its affairs. Throughout 2001, 2000 and 1999, the Company used its existing cash resources to settle liabilities to further the wind down of its affairs.

At December 31, 2001, the Company had cash and cash equivalents totaling $3,291,000. Its only need for funds is to pay additional sums in connection with the termination and liquidation of its businesses, which were estimated at $433,000, including ongoing expenses.

Cautionary Statement Relating to Forward-Looking Statements

The foregoing Management's Discussion and Analysis of Financial Condition and Results of Operations contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations and beliefs concerning future events. These statements by their nature involve substantial risks and uncertainties and actual events or results may differ as a result of these and other factors. The principal factors that could cause the Company's actual results to differ materially from those in the forward-looking statements include material differences between actual liquidation costs and those which have been estimated. (See Exhibit 99 incorporated herein by reference to the Company's Form 10-Q for the period ended June 30, 1996.)

               Item 8 Financial Statements and Supplementary Data
               --------------------------------------------------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------

To the Shareholders and Directors
of Encore Computer Corporation

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated net assets in liquidation of Encore Computer Corporation and subsidiaries (collectively the "Company") at December 31, 2001 and 2000 and the consolidated changes in net assets in liquidation for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America applied on the basis described in Note A to the financial statements. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note A, management expects that liquidation will occur. As a result, the Company changed its basis of accounting as of and for periods subsequent to December 31, 1998 from a going concern basis to a liquidation basis.

PRICEWATERHOUSECOOPERS LLP
Miami, Florida

February 22, 2002

ENCORE COMPUTER CORPORATION
CONSOLIDATED STATEMENT OF CHANGES
IN NET ASSETS IN LIQUIDATION

(In thousands)

                                                               Year Ended December 31,
                                                           2001          2000          1999
                                                           ----          ----          ----
Net assets in liquidation at beginning of period         $2,520        $2,034       ($2,988)

     Adjustment of net assets in liquidation:
          Settlement with Sun                                                         2,500
          Refund of taxes                                                               453
          Foreign exchange loss                                          (338)
          Other adjustments of estimated amounts            229           672         1,559

     Interest income                                        109           152           510
                                                        -------       -------       -------

Net assets in liquidation at end of period              $ 2,858       $ 2,520       $ 2,034
                                                        =======       =======       =======

   The accompanying notes are an integral part of these consolidated financial statements.

ENCORE COMPUTER CORPORATION
---------------------------
Consolidated Statements of Net Assets in Liquidation
--------------------------------------------------------------------------------
(in thousands except share data)
--------------------------------

                                                           December 31,    December 31,
                                                               2001            2000
                                                           ------------    ------------
ASSETS
    Cash and cash equivalents                               $     3,291     $     2,556
    Due from Gores                                                                  614
                                                            -----------     -----------
      Total assets                                          $     3,291     $     3,170
                                                            ===========     ===========

LIABILITIES AND NET ASSETS IN LIQUIDATION
    Accounts payable and accrued liabilities                $       433     $       650
                                                            -----------     -----------
      Total current liabilities                                     433             650

Commitments and contingencies (Note G)
Net assets in liquidation                                         2,858           2,520
                                                            -----------     -----------
      Total liabilities and net assets in liquidation       $     3,291     $     3,170
                                                            ===========     ===========
Number of Preferred Shares outstanding                                0               0
                                                            ===========     ===========
Number of Common Shares outstanding                          80,746,722      80,746,722
                                                            ===========     ===========
Net assets in liquidation per Preferred Share               $      0.00     $         0
                                                            ===========     ===========
Net assets in liquidation per Common Share                  $     0.035     $      0.03
                                                            ===========     ===========


The accompanying notes are an integral part of the consolidated financial statements.

ENCORE COMPUTER CORPORATION

Consolidated Statements of Shareholders' Equity (Capital Deficiency)
--------------------------------------------------------------------------------
(in thousands except share data)
--------------------------------------------------------------------------------

                                                                                   Preferred Stock
                                         ------------------------------------------------------------------------------
                                            Series A      Series B        Series D         Series E         Series F
                                         ------------  --------------  --------------- ---------------- ---------------
                                                 Par             Par              Par              Par             Par
                                         Shares Value   Shares  Value    Shares  Value   Shares   Value  Shares   Value
                                         ------ -----  -------- -----  --------- ----- ---------  ----- --------  -----
Balance January 1, 1999                       - $  -     65,716 $   1    105,491 $   1   107,832  $   1   50,454  $   -

Changes in net assets in liquidation
                                         ------ ----   -------- -----  --------- ----- ---------  ----- --------  -----
Balance December 31, 1999                     -    -     65,716 $   1    105,491     1   107,832      1   50,454  $   -

Changes in net assets in liquidation

Conversion of Preferred Stock Series B,
  D, E, F, G, H and I to Common Stock                   (65,716)   (1)  (105,491)   (1) (107,832)    (1) (50,454)
                                         ------ ----   -------- -----  --------- ----- ---------  ----- --------  -----
Balance December 31, 2000

Changes in net assets in liquidation
                                         ------ ----   -------- -----  --------- ----- ---------  ----- --------  -----
Balance December 31, 2001                       $  -   $      -     -  $       -     - $       -      - $      -  $   -
                                         ====== ====   ======== =====  ========= ===== =========  ===== ========  =====

                                         --------------------------------------------------------------------
                                                                                                Common Stock
                                         -------------------------------------------------  -----------------
                                             Series G        Series H         Series I                         Additional
                                         ---------------  ---------------  ---------------
                                                    Par              Par              Par               Par      Paid-in
                                          Shares   Value   Shares   Value   Shares   Value    Shares    Value    Capital
                                         --------  -----  --------  -----  --------  -----  ----------  -----  ----------
Balance January 1, 1999                    54,142  $   1    33,110  $   -   15,369   $  --  67,450,907  $ 675  $  427,007

Changes in net assets in liquidation
                                         --------  -----  --------  -----  -------   -----  ----------  -----  ----------
Balance December 31, 1999                  54,142  $   1    33,110  $   -   15,369   $  --  67,450,907  $ 675  $  427,007

Changes in net assets in liquidation

Conversion of Preferred Stock Series B,
  D, E, F, G, H and I to Common Stock     (54,142)    (1)  (33,110)        (15,369)         13,295,815    132        (128)
                                         --------  -----  --------  -----  -------   -----  ----------  -----  ----------
Balance December 31, 2000                                                                   80,746,722    807     426,879

Changes in net assets in liquidation
                                         --------  -----  --------  -----  -------   -----  ----------  -----  ----------
Balance December 31, 2001                       -  $   -         -  $   -       --   $  --  80,746,722  $ 807  $  426,879
                                         ========  =====  ========  =====  =======   =====  ==========  =====  ==========

                                         ----------------------------
                                                        Shareholders'

                                                           Equity
                                         Accumulated      (Capital
                                           Deficit       Deficiency)
                                         -----------    -------------
Balance January 1, 1999                  $  (430,674)   $    (2,988)

Changes in net assets in liquidation           5,022          5,022

Balance December 31, 1999                -----------    -----------
                                         $  (425,652)   $     2,034
Changes in net assets in liquidation
                                                 486            486
Conversion of Preferred Stock Series B,
  D, E, F, G, H and I to Common Stock
                                         -----------    -----------
Balance December 31, 2000                   (425,166)         2,520

Changes in net assets in liquidation             338            338
                                         -----------    -----------
Balance December 31, 2001                $  (424,828)   $     2,858
                                         ===========    ===========

The accompanying notes are an intergral part of the consolidated financial statements.

--------------------------------------------------------------------------------------------
             Series E             Series F              Series G             Series H
-----   ------------------   ------------------    ------------------    -------------------
 Par                  Par                  Par                   Par                    Par
Value     Shares     Value     Shares     Value      Shares     Value      Shares      Value
-----   ----------   -----   ----------   -----    ----------   -----    ----------    -----
$   1      107,832   $   1       50,454   $   -        54,142   $   1        33,110    $   -



-----   ----------   -----   ----------   -----    ----------   -----    ----------    -----
    1      107,832       1       50,454   $   -        54,142   $   1        33,110    $   -




   (1)    (107,832)     (1)     (50,454)              (54,142)     (1)      (33,110)

-----   ----------   -----   ----------   -----    ----------   -----    ----------    -----



-----   ----------   -----   ----------   -----    ----------   -----    ----------    -----
    -   $        -       -   $        -   $   -             -   $   -             -    $   -
=====   ==========   =====   ==========   =====    ==========   =====    ==========    =====

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                   Common Stock
--------------------------   -------------------------                               Shareholders'
         Series I
--------------------------                                Additional                    Equity
                   Par                         Par          Paid-in     Accumulated    (Capital
   Shares         Value         Shares        Value         Capital       Deficit     Deficiency)
-----------    -----------   -----------   -----------    -----------   -----------    -----------
     15,369    $        --    67,450,907   $       675    $   427,007   $  (430,674)   $    (2,988)


                                                                              5,022          5,022
-----------    -----------   -----------   -----------    -----------   -----------    -----------
     15,369    $        --    67,450,907   $       675    $   427,007   $  (425,652)   $     2,034


                                                                                486            486

    (15,369)                  13,295,815           132          (128)

-----------    -----------   -----------   -----------    -----------   -----------    -----------
                              80,746,722           807        426,879      (425,166)         2,520

                                                                                338            338
-----------    -----------   -----------   -----------    -----------   -----------    -----------
         --    $        --    80,746,722   $       807    $   426,879   $  (424,828)   $     2,858
===========    ===========   ===========   ===========    ===========   ===========    ===========

Notes to Consolidated Financial Statements

A.  Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Encore Computer Corporation ("Encore" or the "Company"), founded in 1983, designed, manufactured, distributed and supported scalable real-time data systems and advanced clustering technologies. Headquartered in Fort Lauderdale, Florida, the Company had sales offices and distributors in the United States, Canada, Europe, and the Far East.

Intention of Liquidation

During fiscal 1997, Encore Computer Corporation ("Encore" or the "Company") sold substantially all of its storage products business assets to Sun Microsystems, Inc. ("Sun"). Furthermore, during fiscal 1998, the Company sold its real-time computer systems business to Gores Technology Group. After these transactions, management contemplated that the Company would be liquidated. However, because of a provision of the agreements relating to Encore's sale of its storage products business to Sun, Encore's stockholders could not vote on the liquidation of Encore at the meeting on September 11, 1998, at which they approved the sale of the real-time computer systems business. The Board of Directors terminated the employment of the Company's President on September 30, 1998 and the employment of the Company's Chief Executive Officer on November 24, 1998 in view of the fact that the Company no longer had any active business. The Company's staff was reduced to its General Counsel, who took the position of President, its Chief Financial Officer, its Vice President of Human Resources (who continued to be involved in employee compensation matters arising out of the sales of the storage products and the real-time computer systems businesses) and a few clerical and administrative employees. The Company also moved its offices to a substantially smaller space, which it occupied under a short-term lease. Those offices were closed on or about June 30, 1999, and the Company's further activities are conducted in space provided by Gould Electronics Inc. ("Gould") in Eastlake, Ohio. Management expects that liquidation of the Company will occur. As a result, the Company has adopted the liquidation basis of accounting as of December 31, 1998 and for all periods subsequent to December 31, 1998.

The assets of the Company available for distribution to shareholders on liquidation of Encore would be (i) the Company's assets, less its liabilities, at December 31, 2001, plus or minus (ii) any amounts by which the costs of liquidation and costs related to contingent liabilities, including pending litigation, are less or greater than the reserves reflected on the December 31, 2001 statement of net assets in liquidation, minus (iii) expenses incurred after December 31, 2001 which have not been contemplated in the accruals.

Under the liquidation basis of accounting, assets are stated at their estimated net realizable value and liabilities are stated at their estimated amounts.

The valuation of assets and liabilities necessarily requires many estimates and assumptions, and there are substantial uncertainties in liquidating the Company. The valuations presented in the accompanying Statement of Net Assets in Liquidation represent estimates, based on present facts and circumstances, of the estimated realizable values of assets, estimated liabilities and estimated costs associated with carrying out the liquidation of the Company. The actual values and costs could be higher or lower than the amounts recorded as of December 31, 2001.

Accounts payable and accrued liabilities as of December 31, 2001 include estimates of costs to be incurred in carrying out the liquidation of the Company. The actual costs could vary significantly from the related provisions due to uncertainty related to the length of time required to liquidate the Company and complexities and contingencies.

Principles of Consolidation

The accompanying financial statements include the accounts of Encore and its wholly owned subsidiaries. All material intercompany transactions have been eliminated.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities at the date of purchase of three months or less.

Stock-Based Compensation

The Company applied APB Opinion No. 25 and related Interpretations in accounting for its stock option and stock purchase plans. Accordingly, no compensation cost was recognized for these plans with the exception of extension of the expiration date of certain individual stock option grants.

Income Taxes

The Company utilized the liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities were determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences were expected to reverse. Deferred tax assets were reduced by a valuation allowance when, in the opinion of management, it was more likely than not that some or all of the deferred tax assets would not be realized.

B.  Asset Purchase Agreement with Sun Microsystems

On November 24, 1997, the Company sold substantially all the assets associated with its storage products business to Sun Microsystems, Inc. ("Sun"). The Asset Purchase Agreement under which the transaction took place contemplated that Sun would pay $185 million for the storage products business, of which $150 million would be paid in cash at the closing and $35 million would be paid on July 1, 1998, subject to Sun's right to make offsets against the second payment. In fact, because of certain closing adjustments, Sun paid Encore $151,168,227 at the closing.

In connection with the sale of Encore's storage product business to Sun, Gould also entered into an agreement with Sun under which Gould guaranteed most of Encore's obligations under the Asset Purchase Agreement between Encore and Sun, agreed to provide whatever funds were necessary to ensure that Encore would not become insolvent within one year after the closing of the transaction with Sun, and indemnified Sun against any losses Sun might incur if the sale of Encore's storage products business to Sun were challenged in an insolvency proceeding relating to Encore commenced within two years after the closing.

Shortly before July 1, 1998, Sun asserted claims against Encore totaling $9,692,000. Because of that, on July 1, 1998, Sun paid only $25,308,000 of the $35,000,000, which was due on that date. On July 16, 1999, Sun and Encore entered a Settlement Agreement and Mutual Release pursuant to which Sun paid $2,500,000 to Gould as a settlement for the receivable and Sun released these claims. Sun did not release Gould's other indemnification obligations related to Encore's obligations under the Asset Purchase Agreement.

On November 24, 1997, Gould held (i) notes, secured by all of Encore's assets, under which Encore owed Gould $93.55 million for money Encore had borrowed from Gould plus unpaid interest, and (ii) convertible preferred stock of Encore with a liquidation preference totaling $411 million, which Encore had issued to Gould between 1991 and 1996 in exchange for cancellation of indebtedness for money Encore had borrowed from Gould and interest on those borrowings. In addition, Gould held approximately 48.44% of Encore's common stock, which Gould had obtained as part of the consideration for the sale of its Computer Systems Division to Encore in 1989 or through conversion of convertible preferred stock. In connection with the sale of Encore's storage products business to Sun, Encore and Gould agreed that Encore would redeem all the convertible preferred stock which Gould held for $60 million, of which $25 million was to be paid at the closing of the Sun transaction, and the balance was to be satisfied with the second payment due from Sun. In addition, Gould agreed that if it received the entire $35 million by July 31, 1998, Gould would waive its right to receive additional shares of preferred stock with a liquidation preference of approximately $43 million, which were due to it as past-due dividends on the convertible preferred stock which was being redeemed.

Finally, Gould agreed that if Encore were liquidated before November 24, 1999, Gould would waive any right it had as a holder of Encore's common stock with regard to the first $30 million of liquidating distributions made to Encore's common stockholders.

Because Sun withheld $9,692,000 of the payment due on July 1, 1998, Encore remained obligated to Gould in that amount and had to either pay that amount to Gould out of its own funds by July 31, 1998 or issue to Gould the over-due dividend shares of convertible preferred stock, which had a liquidation preference of $42,678,400. However, in order to give Encore more time to attempt to resolve Sun's claims, Gould agreed that if Encore issued those dividend shares to it, Gould would give Encore the option to repurchase the dividend shares on or before July 31, 1999 for an amount equal to the balance of the $9,692,000 which remained unpaid ($7,192,000 after the payment of $2,500,000 received on July 16, 1999) plus interest at 8.5% per annum from August 1, 1998. Encore then issued the dividend shares to Gould. On July 31, 1999, Gould extended Encore's option to repurchase the dividend shares to October 30, 1999; Gould subsequently extended Encore's option to December 15, 1999, when it expired.

On December 30, 1999, the Company paid $7,192,000 to Gould to settle its obligation for the amounts withheld by Sun, and Gould, among other things, agreed to convert the dividend shares into common stock and agreed that if Encore were liquidated before November 24, 2000, Gould would waive any right it had as a holder of Encore's common stock with regard to the first $30 million of liquidating distributions made to Encore's common stockholders. Additionally, Gould agreed to indemnify Encore for any obligations it might incur to indemnify its current and future directors, up to a total of $7,192,000. On January 20, 2000, Gould converted its convertible preferred stock to 13,295,815 shares of common stock.

C.  Sale to Gores Technology Group

When the Company completed the sale of its storage products business, the Board of Directors decided that, at least until the Board's January 1998 meeting, the Company should (a) explore the possibility of attempting to develop and market clustering software related to Windows NT(R) and (b) explore the feasibility of the Company's continuing, and attempting to expand, its real-time computer systems business. In January 1998, the Board of Directors (i) decided the Company should discontinue its efforts to develop clustering software relating to Windows NT and (ii) authorized the Company to retain an investment banker to try to find a purchaser for the real-time computer systems business.

On March 2, 1998, the Company signed a non-binding letter of intent to sell its real-time computer systems business to Gores Technology Group ("Gores") for approximately $5.5 million, based on an estimated December 31, 1997 balance sheet for that business. On June 4, 1998, the Company and Gores entered into a definitive agreement for the Company to sell the real-time business to Gores for $3 million in cash. The reduction in price from that contemplated in the letter of intent reflected operating results during the first quarter of 1998 and differences between the estimated December 31, 1997 balance sheet and the actual balance sheet at March 29, 1998.

At the same time the Company entered into the agreement to sell its real-time computer systems business to Gores, the Company entered into a management agreement under which Gores took over management of the real-time computer systems business, retaining any positive cash flow and bearing any negative cash flow, but receiving a management fee of $100,000 per month, which was to be refunded to Encore upon closing of the sale of the real-time computer systems business to Gores. Encore provided a $2 million line of credit to Gores to fund its operation of the real-time computer systems business until the closing.

The sale of the real-time computer systems business to Gores was approved by the Company's stockholders on September 11, 1998, and the transaction was completed on January 6, 1999. At the closing of the sale, the Company received $2,750,000 (with the additional $250,000 set off against the purchase price to resolve an alleged breach of indemnity claim) and the parties agreed to resolve shortly after the closing disputed items relating to the sale, including the amounts due to Encore under the management agreement and the line of credit, and certain other indemnity claims by Gores. On August 10, 2000, the Company reached an agreement in principle to resolve such items. In connection with the agreement, Encore and Gores agreed to reduce the principal balance of the receivable by (1) $96,000 relating to an uncollectible note receivable purchased by Gores in the acquisition of the real-time business and (2) $150,000 for expenses incurred in the negotiation of this settlement. As a result, the receivable balance due to Encore was reduced to $2,979,000.

In order to reduce this balance, Gores agreed to make payments on Encore's behalf relating to the closing of certain foreign offices. Such payments include lease termination fees and payment of taxes. During fiscal 1999, Gores paid $35,000 relating to the termination of Encore's Belgium office lease. As a result, the outstanding balance of the receivable was $2,944,000 as of December 31, 1999.

Subsequent to December 31, 1999, Gores paid approximately $1,845,000 relating to lease termination costs and a tax settlement. After these payments, the receivable balance amounted to $1,098,000. Gores agreed to make cash payments for the remainder of the receivable balance. In August and October 2000, Encore received payments totaling $500,000 toward the receivable balance. In February 2001, the Company received the remaining $598,000 plus an additional $16,000.

D.   Other Adjustments

In June 2001, the Company was notified that a claim on behalf of a foreign subsidiary had been settled and that repatriation of funds would proceed in the near future. The Company received $232,000 in December 2001 and recorded such amount as Other Adjustments. In September 2001, the Company received $40,000 from the liquidation of another foreign subsidiary and recorded such amount as Other Adjustments. The liquidation of these foreign subsidiaries continues; however, management does not expect significant additional proceeds.

In August 2001, Sun agreed to pay the Company $157,000 to conclude its obligations under a lease. The Company recorded such amount as Other Adjustment and received these funds in October 2001.

In September 2001, the Company accrued $200,000, payable to Gould, for administrative services, including finance, tax, treasury and general management, for the period July 1, 1999 through June 30, 2002.

E. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following (in thousands):

                                              December 31,         December 31,
                                                  2001                 2000
                                                  ----                 ----
     Accrued restructuring costs                  $---                 $150
     Accrued liquidation costs                     433                  500
                                                  ----                 ----
                                                  $433                 $650
                                                  ====                 ====


F. Income Taxes

The Company utilized the liability method of accounting for deferred income taxes. There was no taxable income for the years ended December 31, 2001, 2000, and 1999.

The significant components of the deferred tax assets and liabilities as of December 31, 2001 and 2000 were as follows (in thousands):

                                                         December 31,            December 31,
                                                             2001                   2000
                                                      ------------------     ------------------
Deferred tax assets:
    Net operating losses                                      $143,802               $143,849
    Other credits                                                2,272                  2,272

    Accrued restructuring                                        1,216                 1,316
                                                                 -----                 -----
                                                               147,290                147,437
Valuation allowance                                           (147,290)              (147,437)
                                                      ------------------     ------------------

    Net                                                       $    -0-               $    -0-
                                                      ==================     ==================

For income tax purposes the Company had a change in ownership, as defined by Internal Revenue Code Section 382, in connection with the Gould debt exchange on January 28, 1991. The change in ownership resulted in an annual limitation of approximately $2,000,000 on the amount of net operating losses incurred prior to January 28, 1991 that can be utilized to offset the Company's future taxable income.

At December 31, 2001, the Company has available approximately $50,000,000 of pre change net operating losses. Of this amount, a maximum of approximately $16,000,000 will be allowable in future years after application of the Section 382 limitation. AMT credits of $522,000 and post change net operating losses of $279,900,000 will be available to offset future taxable income. These net operating losses and tax credit carryforwards expire in the years 2002 through 2020. Future changes in share ownership could result in another Section 382 limitation. For financial reporting purposes, the full amount of the deferred tax assets was offset by a valuation allowance due to uncertainties associated with the eventual realization of such benefits.

G.  Contingencies

Litigation

Shortly before the Sun Transaction was closed, shareholders of the Company brought a derivative suit in the Delaware Chancery Court against Gould and the Company's then directors, C. David Ferguson, Robert Fedor, Rowland Thomas and Kenneth Fisher. Three similar shareholder suits were also filed and all four suits have been consolidated as Civil Action #16044, In Re Encore Computer
                                                     ---------------------
Corporation Shareholders Litigation. The shareholders filed an amended complaint
------------------------------------
adding directors Michael Veysey and Thomas Rich as defendants and eliminating the Company as other than a nominal defendant. The defendants moved for summary judgement and that motion was granted on June 16, 2000. Two of the Plaintiffs filed a notice of appeal to the Delaware Supreme Court. Although the Company is not a party to the litigation, the Company has indemnified its officers and directors against liability for matters such as those which are the subject of the litigation. On July 6, 2001, the parties reached a proposed settlement, that, upon court approval, would have provided for a repurchase by the Company and redistribution to class members of the defendants' common stock holdings in the Company and the individual defendants' resignation from their positions with the Company in favor of the plaintiffs' nominees. At a hearing on October 12, 2001, the court did not grant its approval to the proposed settlement. Attorneys for parties to the lawsuit and for two shareholders who objected to the settlement continue to have discussions about settlement of the litigation. The defendants own approximately 63% of the outstanding common stock of the Company. Nonetheless, the Company does not believe the shareholder suit will have a significant financial impact on the Company.

Intellectual Property License

In conjunction with the Sun Transaction, Sun and Encore entered into a Technology License Agreement pursuant to which Sun granted to Encore a non-exclusive, non-transferable, royalty free, worldwide license in the intellectual property sold to Sun as part of the storage products business to create and distribute real-time products based on the intellectual property for use by Encore in its real-time business, subject to certain limitations, but not for any other purpose. Encore also agreed not to use the intellectual property in any storage products or to compete with Sun's storage products business, and to grant to Sun a non-exclusive, royalty-free, paid up, non terminable, worldwide license in any derivative works created by Encore derived from the intellectual property, so long as Sun does not use this grant back license to create or distribute real-time products.

H.  Capital Stock

Stock Compensation Plan

The Company had a long term performance Plan which was approved by the shareholders of the Company on June 27, 1995 and replaced all previous stock option plans. Shares of common stock were reserved for issuance to officers, directors, employees and certain consultants. The Company applied APB Opinion No. 25 and related Interpretations in accounting for its plan.

No options were exercised during 2001, 2000, and 1999. All remaining options pursuant to this Plan were forfeited as of December 31, 2001.

I.  Financial Instruments

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are limited to cash. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Item 9  Changes in and Disagreements with Accountants on Accounting and
-----------------------------------------------------------------------
Financial Disclosure.
--------------------

Not Applicable.

Item 10 Directors and Executive Officers of the Company
-------------------------------------------------------

The names of the Company's Directors and certain information about them are set forth below:

Kenneth G. Fisher, age 71

Mr. Fisher was a founder of the Company and has served as a Director, Chairman and Chief Executive Officer of the Company since the Company's inception in May 1983. He was the Company's President from its inception until December 1985 and also served in that capacity from December 1987 to January 1991. In November of 1998, Mr. Fisher was terminated as Chief Executive Officer of the Company. From January 1982 until May 1983, Mr. Fisher was engaged in private venture transactions. From 1975 to 1981, Mr. Fisher was President and Chief Executive Officer of Computervision (formerly Prime Computer, Inc.). Before joining Computervision, Mr. Fisher was Vice President of Central Operations for Honeywell Information Systems. Inc.

Rowland H. Thomas, age 66

Mr. Thomas has been a member of the Board of Directors since December 1987 and Chief Operating Officer since June 1989. He also served as President of the Company from January 1991 until September 1998. From June 1989 to January 1991, Mr. Thomas served as Executive Vice President of the Company. In January 1988, he was named President and Chief Executive Officer of Netlink Inc. Prior to joining Netlink, Mr. Thomas was Senior Executive Vice President of National Data Corporation ("NDC"), a transaction processing company, a position he held from June 1985 to January 1988. From May 1983 through June 1985, Mr. Thomas was Executive Vice President and Senior Vice President at NDC.

C. David Ferguson, age 60

Mr. Ferguson has been a member of the Board of Directors since April 1989. He was the President and Chief Executive Officer and a director of Gould, a position he held from October 1988 until his retirement in December 2001. Prior to such time, he served as Executive Vice President, Materials and Components, at Gould's Foil Division from 1986 until October 1988. He transferred to the Foil Division in 1967 from the Gould Engine Parts Division where he began his career in 1963.

Thomas N. Rich, age 50

Mr. Rich has been a member of the Board of Directors since November 1997 and was named Treasurer of Encore in March 1999. He is presently Vice President-Finance, Secretary and Treasurer at Gould, a position he has held since January 2002. From July 1994 until January 2002, he was Vice President-Finance and Corporate Controller. From December 1991 until July 1994, he was Vice President-Corporate Controller at Gould. Prior to assuming that position, Mr. Rich was Vice President-Financial Controller since joining Gould in July 1990. From 1973 through June 1990, Mr. Rich was employed at Ernst & Young, an international professional services firm. He holds a B.A. degree in Accounting from Duke University.

Michael C. Veysey, age 57

Mr. Veysey has been a member of the Board of Directors since November 1997 and was named President of Encore in March 1999. He was Senior Vice President, General Counsel and Secretary at Gould, a position he held from July 1992 until December 2001. From January 1989 to July 1992, he was Vice President, General Counsel and Secretary at Gould. Prior to assuming that position, Mr. Veysey had held various positions in Gould's Law Department since 1980. Mr. Veysey holds a J.D. degree from Boston College Law School.


Item 11  Executive Compensation

Encore did not pay any compensation to Mr. Veysey or Mr. Rich in 2001, 2000 or 1999.

REPORT ON EXECUTIVE COMPENSATION

Since June 1999, all the Company's officers have been employees of Gould, who served without compensation from the Company.

DIRECTORS' COMPENSATION

The Board of Directors has fixed the compensation of non-officer directors at $2,500 per regular board meeting attended. No compensation is paid for special meetings held by telephone conference. Everyone who was a director during 2001, 2000 and 1999 waived payment of fees for attendance at board meetings.

There were no Board of Directors meetings in 2001. There are no audit, compensation or other committees of the Board.

Item 12 Security Ownership of Certain Beneficial Owners and Management

PRINCIPAL STOCKHOLDERS

The following table sets forth, to the best knowledge of the Company, the beneficial owners of 5% or more of the Company's outstanding Common Stock and equivalents as of December 31, 2001:

                                         Shares            Percentage of
Name and Address of                   Beneficially          Common Stock
Beneficial Owner                          Owned             Outstanding
----------------                          -----             -----------

Gould Electronics Inc.                    45,968,984                56.93%
34929 Curtis Blvd.
Eastlake, OH 44095

Japan Energy Corporation                  45,968,984                56.93%
10-1, Toranmon 2-chome,
Minato-ko, Tokyo, JAPAN

Kenneth G. Fisher (1)                      5,057,708                 6.26%
7786 Wiles Road
Coral Springs, FL 33067

   (1) Includes 53,764 shares owned by Mr. Fisher's wife.


Item 13  Certain Relationships and Related Transactions

From 1989 through November 1997, Gould (which is a wholly owned subsidiary of Japan Energy Corporation) had been the principal source of the Company's financing. During that period, the Company borrowed a total of $418 million from Gould and its affiliates. Encore had invested most of this in research and development. However, despite its efforts, Encore was unable to penetrate the marketplace for storage products and sales of its real-time computer systems declined significantly. By mid-1997 Gould had made it clear that it would not provide further financing to Encore, other than working capital to keep the storage products business operating for a short period until a pending sale could be completed.

On November 24, 1997, Gould held (i) notes, secured by all of Encore's assets, under which Encore owed Gould $93.55 million for money Encore had borrowed from Gould plus unpaid interest, and (ii) convertible preferred stock of Encore with a liquidation preference totaling $411 million, which Encore had issued to Gould between 1991 and 1996 in exchange for cancellation of indebtedness for money Encore had borrowed from Gould and interest on those borrowings. In addition, Gould held approximately 48.44% of Encore's common stock, which Gould had obtained as part of the consideration for the sale of its Computer Systems Division to Encore in 1989 or through conversion of convertible preferred stock. In connection with the sale of Encore's storage products business to Sun, Encore and Gould agreed that Encore would repay the secured notes and unpaid interest thereon and redeem all the convertible preferred stock which Gould held for $60 million, of which $25 million was to be paid at the closing of the Sun transaction, and the balance was to be satisfied with the second payment due from Sun. In addition, Gould agreed that if it received the entire $35 million by July 31, 1998, Gould would waive its right to receive additional shares of preferred stock with a liquidation preference of approximately $43 million which were due to it as past-due dividends on the convertible preferred stock which was being redeemed. Finally, Gould agreed that if Encore were liquidated before November 24, 1999, Gould would waive any right it had as a holder of Encore's common stock with regard to the first $30 million of liquidating distributions made to Encore's common stockholders.

In connection with the sale of Encore's storage products business to Sun, Gould also entered into an agreement with Sun under which Gould guaranteed most of Encore's obligations under the Asset Purchase Agreement between Encore and Sun, agreed to provide whatever funds were necessary to ensure that Encore would not become insolvent within one year after the closing of the sale to Sun, and indemnified Sun against any losses Sun might incur if the sale of Encore's storage products business to Sun were challenged in an insolvency proceeding relating to Encore commenced within two years after the closing.

Because Sun withheld $9,692,000 of the payment due on July 1, 1998, Encore remained obligated to Gould in that amount and had to either pay that amount to Gould out of its own funds by July 31, 1998 or issue to Gould the over-due dividend shares of convertible preferred stock, which had a liquidation preference of $42,678,400. However, in order to give Encore more time to attempt to resolve Sun's claims, Gould agreed that if Encore issued those dividend shares to it, Gould would give Encore the option to repurchase the dividend shares on or before July 31, 1999 for an amount equal to the balance of the $9,692,000 which remained unpaid ($7,192,000 after the payment of $2,500,000 received on July 16, 1999) plus interest at 8.5% per annum from August 1, 1998. Encore then issued the dividend shares to Gould. On July 31, 1999, Gould extended Encore's option to repurchase the dividend shares to October 30, 1999; Gould subsequently extended Encore's option to December 15, 1999, when it expired.

On December 30, 1999, the Company paid $7,192,000 to Gould to settle its obligation for the amounts withheld by Sun, and Gould, among other things, agreed to convert the dividend shares into common stock and agreed that if Encore were liquidated before November 24, 2000, Gould would waive any right it had as a holder of Encore's common stock with regard to the first $30 million of liquidating distributions made to Encore's common stockholders.

Subsequent to June 30, 1999, all of the Company's activities (consisting only of administration of final winding down steps) were moved to Gould's offices in Eastlake, Ohio, where they have been conducted without charge by Gould employees. In 2001, the Company accrued $200,000, payable to Gould, for administrative services, including finance, tax, treasury and general management for the period July 1, 1999 through June 30, 2002.

PART IV

Item 14 Exhibits, Financial Statement Schedules and Reports on Form 8-K
-----------------------------------------------------------------------

(a)1. and (a)2. Index to Financial Statements and Financial Statement Schedules

              Form 10-K                                                                Page Number
              ---------                                                                -----------
              Report of independent certified public accountants
              relating to consolidated financial statements                                 11

              Consolidated Statement of Changes in Net Assets in
              Liquidation for the years ended
              December 31, 2001, 2000 and 1999                                              12

              Consolidated statements of net assets in liquidation at
              December 31, 2001 and 2000                                                    13

              Consolidated statement of shareholders' equity (capital
              deficiency) for the years ended December 31, 1999,
              2000, and 2001                                                                14

              Notes to consolidated financial statements                                    16

All schedules have been omitted since the required information is not present or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements and notes thereto.

(a) Index to Exhibits

The exhibits listed on the accompanying index to exhibits immediately following the signature page are incorporated herein by reference.

(b) Reports on Form 8-K

None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned as the chief accounting officer and an officer of the registrant thereunto duly authorized.

ENCORE COMPUTER CORPORATION
(Registrant)


By: /s/ Michael C. Veysey                    By: /s/ Thomas N. Rich
   ---------------------------------           ---------------------------------
   Michael C. Veysey                           Thomas N. Rich
   President                                   Treasurer




Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                          Title                   Date
---------                          -----                   -----


 /s/ Michael C. Veysey
-----------------------------
Michael C. Veysey                  President               March 25, 2002



 /s/ Thomas N. Rich
-----------------------------
Thomas N. Rich                     Treasurer               March 25, 2002



 /s/ C. David Ferguson
-----------------------------
C. David Ferguson                  Director                March 25, 2002



 /s/ Kenneth G. Fisher
----------------------------
Kenneth G. Fisher                  Director                March 25, 2002



 /s/ Rowland H. Thomas, Jr.
----------------------------
Rowland H. Thomas, Jr.             Director                March 25, 2002

(a)   Index to Exhibits.
-----------------------

The exhibit numbers in the following index correspond to the numbers assigned to such exhibits in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.                          Description
-----------                          -----------

     2.1 Asset Purchase Agreement dated as of July 17,1997 among the registrant, Encore Computer U.S., Inc., Encore Computer International, Inc., Sun Microsystems, Inc. and Sun Microsystems International, B.V. (without exhibits), and the Modification Agreement thereto dated as of November 24, 1997 (incorporated herein by reference to the Company's Form 8-K dated December 9, 1997).

     2.2 Technology License Agreement entered into between the registrant and Sun (incorporated herein by reference to the Company's Form 8-K dated December 9, 1997).

     2.3 The respective Inducement Agreements entered into by Gould and its affiliates with Sun, and the Gould Modification Agreement among such parties (incorporated herein by reference to the Company's Form 8-K dated December 9,
                      1997).

     2.4 June 1998 Agreement with Gould Electronics Inc. regarding Accrued Dividend Shares (incorporated herein by reference to the Company's Form 10-K for the year ended December 31,
                      1998)

     2.5 Asset Purchase Agreement among the Company, certain of the Company's subsidiaries, Gould Electronics Inc. and the Buyer dated as of June 1, 1998 (incorporated herein by reference to the Company's Proxy Statement dated August 11, 1998).

     2.6 Amendment Number One to Asset Purchase Agreement dated October 27, 1998 among the registrant, Encore Computer U.S., Inc., Encore Computer International, Inc., Gould Electronics Inc. and Encore Acquisition Corp. (incorporated herein by reference to the Company Form 8-K dated January 19, 1999).

     2.7 Amendment Number Two to Asset Purchase Agreement dated as of December 31, 1998 among the registrant, Encore Computer U.S., Inc., Encore Computer International, Inc., Gould Electronics Inc. and Encore Acquisition Corp. (incorporated herein by reference to the Company Form 8-K dated January 19, 1999).

     2.8 Reconciliation Agreement dated as of December 31, 1998 among the registrant, Encore Computer U.S., Inc., Encore Computer International, Inc., Gould Electronics Inc. and Encore Acquisition Corp. (incorporated herein by reference to the Company Form 8-K dated January 19, 1999).

     3.1 Certificate of Incorporation of the Company, as amended (incorporated herein by reference to the Company's Form 10-K for the year ended December 31, 1990)

     3.1a Amendment to the Certificate of Incorporation filed with the Delaware Secretary of State on March 26, 1992 (incorporated herein by reference to Exhibit 3.1a to the Company's Form 10-K for the year ended December 31, 1991).

     3.2 By-laws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's Form l0-K for the year ended December 31, 1989).

     3.3 Amendment to the Certificate of Incorporation dated September 30, 1993 increasing the number of authorized common shares from 120,000,000 to 150,000,000
                      (incorporated herein by reference to Exhibit 3.3 to the Company's Form l0-K for the year ended December 31, 1993).

     3.4 Amendment to the Certificate of Incorporation dated August 8, 1995 increasing the number of authorized common shares from 150,000,000 to 200,000,000.

     10.1 The Company's 1983 Incentive Stock Option Plan, as amended (incorporated herein by reference to the Company's
                      Form S-8 Registration Statement No. 33-34171).

     10.2 The Company's 1985 Non-Qualified Stock Option Plan, as amended (incorporated herein by reference to the Company's Form S-8 Registration Statement No. 33-34171).

     10.3 The Company's 1990 Employee Stock Purchase Plan, as amended (incorporated herein by reference to the Company's Form S-8 Registration Statement No. 33-72458).

     10.4 Form of Indemnification Agreement between the Company and its executive officers (incorporated herein by reference to Exhibit 10.4 to the Company's Form 10-K for the year ended December 31, 1989).

     *21.0            Subsidiaries of the Company

     *23.1            Consent of PricewaterhouseCoopers LLP


     * Filed herewith.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 10-Q

 X         Quarterly Report Pursuant to Section 13 or 15(d) of
---
           The Securities Exchange Act of 1934

           For the Quarterly Period Ended September 30, 2002

                                       OR

___        Transition Report Pursuant to Section 13 or 15(d) of
           The Securities Exchange Act of 1934

           For the Transition Period from _________ to _________

                         Commission File Number: 0-13576

                           ENCORE COMPUTER CORPORATION
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                04-2789167
---------------------------------------  ---------------------------------------
       (State of Incorporation)           (IRS Employer Identification No.)

34929 Curtis Boulevard Eastlake, Ohio                   44095
---------------------------------------  ---------------------------------------
(Address of Principal Executive Offices)             (Zip Code)


       Registrant's Telephone Number, Including Area Code: (440) 953-5170

           Securities registered pursuant to Section 12(g) of the Act:

                               Title of each class

                     Common Stock, par value $.01 per share

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes  X    No ____
                                              ---

On November 12, 2002 the registrant had 80,746,722 outstanding shares of common stock, par value $.01 per share.

                           ENCORE COMPUTER CORPORATION

                                      INDEX

PART I.       FINANCIAL INFORMATION
                                                                                   Page Number
Item 1. Financial Statements

        Condensed Consolidated Statement of Net Assets in Liquidation                   3
        Condensed Consolidated Statement of Changes in Net Assets in Liquidation        4
        Notes to Condensed Consolidated Financial Statements                            5

Item 2. Management's Discussion and Analysis of Financial
          Condition and Results of Operations                                          12

Item 3. Quantitative and Qualitative Disclosures About Market Risk                     13

Item 4. Controls and Procedures                                                        13


PART II.      OTHER INFORMATION

Item 1. Legal Proceedings                                                              14

Item 4. Submission of Matters to a Vote of Security Holders                            14

Item 5. Other Information                                                              14

Item 6. Exhibits and Reports on Form 8-K                                               15

Signatures                                                                             17

Certifications pursuant to Section 302 of the
   Sarbanes-Oxley Act of 2002                                                          18

PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

                           ENCORE COMPUTER CORPORATION

          CONDENSED CONSOLIDATED STATEMENT OF NET ASSETS IN LIQUIDATION
                        (In thousands, Except Share Data)

                                                             September 30,   December 31,
                                                                    2002        2001
                                                                    ----        -----

                                                                      (Unaudited)
ASSETS
         Cash and cash equivalents                           $      2,977    $      3,291
                                                             ------------    ------------
                  Total assets                               $      2,977    $      3,291
                                                             ============    ============


LIABILITIES AND NET ASSETS IN LIQUIDATION
         Accounts payable and accrued liabilities            $         57    $        433
                                                             ------------    ------------
                  Total current liabilities                            57             433

Net assets in liquidation                                           2,920           2,858
                                                             ------------    ------------

                  Total liabilities and net assets
                     in liquidation                          $      2,977    $      3,291
                                                             ============    ============


Number of Common Shares outstanding                            80,746,722      80,746,722
                                                             ============    ============

Net assets in liquidation per Common Share                   $       .036    $       .035
                                                             ============    ============

The accompanying notes are an integral part of these condensed consolidated financial statements.

                           ENCORE COMPUTER CORPORATION

            CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
                           IN LIQUIDATION (Unaudited)

                                 (In thousands)

                                        Three Months Ended             Nine Months Ended
                                        ------------------             -----------------
                                 Sept. 30, 2002  Sept. 30, 2001  Sept. 30, 2002  Sept. 30, 2001
                                 --------------  --------------  --------------  --------------
Net assets in liquidation
  at beginning of period            $2,908          $2,588          $2,858          $2,520

         Interest income                12              27              36              95

         Other adjustments               0             227              26             227
                                    ------          ------          ------          ------
Net assets in liquidation
  at end of period                  $2,920          $2,842          $2,920          $2,842
                                    ======          ======          ======          ======

The accompanying notes are an integral part of these condensed consolidated financial statements.

ENCORE COMPUTER CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A.       Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Encore Computer Corporation, founded in 1983, designed, manufactured, distributed and supported scalable real-time data systems and advanced clustering technologies. Headquartered in Fort Lauderdale, Florida, the company had sales offices and distributors in the United States, Canada, Europe, and the Far East.

Significant Accounting Policies

The condensed consolidated financial statements include the accounts of Encore Computer Corporation and its subsidiaries (collectively, "Encore" or the "Company"). All material intercompany balances and transactions have been eliminated in consolidation.

The accompanying condensed consolidated financial statements are unaudited and have been prepared by Encore in accordance with accounting principles generally accepted in the United States. Certain information and footnote disclosures normally included in the Company's annual consolidated financial statements have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2001.

The condensed consolidated financial statements, in the opinion of the Company, reflect all adjustments (including normal recurring accruals) necessary for a fair statement of the results for interim periods. All adjustments made during the interim periods are normal recurring adjustments. The year end condensed statement of net assets in liquidation data is derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States.

Intention of Liquidation

During fiscal 1997, Encore sold substantially all of its storage products business assets to Sun Microsystems, Inc. ("Sun"). Furthermore, during fiscal 1998, the Company sold its real-time computer systems business to Gores Technology Group. After these transactions, management contemplated that the Company would be liquidated. However, because of a provision of the agreements relating to Encore's sale of its storage products business to Sun, Encore's stockholders could not vote on the liquidation of Encore at the meeting on September 11, 1998, at which they approved the sale of the real-time computer systems business. The Board of Directors terminated the employment of the Company's President on September 30, 1998 and the employment of the Company's Chief Executive Officer on November 24, 1998 in view of the fact that the Company no longer had any active business.

The Company's staff was reduced to its General Counsel, who took the position of President, its Chief Financial Officer, its Vice President of Human Resources (who continued to be involved in employee compensation matters arising out of the sales of the storage products and the real-time computer systems businesses) and a few clerical and administrative employees.

The Company also moved its offices to a substantially smaller space, which it occupied under a short-term lease. Those offices were closed on or about June 30, 1999, and the Company's further activities are conducted in space provided by Gould Electronics Inc. ("Gould") in Eastlake, Ohio. Since Management expected that liquidation of the Company would occur, the Company adopted the liquidation basis of accounting as of December 31, 1998 and for all periods subsequent to December 31, 1998.

See Note F for a discussion of the resolution of the litigation and the dissolution and liquidation of the Company. Based on the court-approved settlement of the litigation, no assets will remain after payments pursuant to the settlement agreement.

Under the liquidation basis of accounting, assets are stated at their estimated net realizable value and liabilities are stated at their estimated amounts.

The valuation of assets and liabilities necessarily requires many estimates and assumptions, and there are substantial uncertainties in liquidating the Company. The valuations presented in the accompanying Statement of Net Assets in Liquidation represent estimates, based on present facts and circumstances, of the estimated realizable values of assets, estimated liabilities and estimated costs associated with carrying out the liquidation of the Company. The actual values and costs could be higher or lower than the amounts recorded as of September 30, 2002.

Accounts payable and accrued liabilities as of September 30, 2002 include estimates of costs to be incurred in carrying out the liquidation of the Company. The actual costs could vary significantly from the related provisions due to uncertainty related to the length of time required to liquidate the Company and complexities and contingencies. See Note F for additional information regarding future liquidation costs.

B.   Asset Purchase Agreement with Sun Microsystems

On November 24, 1997, the Company sold substantially all the assets associated with its storage products business to Sun Microsystems, Inc. ("Sun"). The Asset Purchase Agreement under which the transaction took place contemplated that Sun would pay $185 million for the storage products business, of which $150 million would be paid in cash at the closing and $35 million would be paid on July 1, 1998, subject to Sun's right to make offsets against the second payment. In fact, because of certain closing adjustments, Sun paid Encore $151,168,227 at the closing.

In connection with the sale of Encore's storage product business to Sun, Gould also entered into an agreement with Sun under which Gould guaranteed most of Encore's obligations under the Asset Purchase Agreement between Encore and Sun, agreed to provide whatever funds were necessary to ensure that Encore would not become insolvent within one year after the closing of the transaction with Sun, and indemnified Sun against any losses Sun might incur if the sale of Encore's storage products business to Sun were challenged in an insolvency proceeding relating to Encore commenced within two years after the closing.

Shortly before July 1, 1998, Sun asserted claims against Encore totaling $9,692,000. Because of that, on July 1, 1998, Sun paid only $25,308,000 of the $35,000,000 which was due on that date. On July 16, 1999, Sun and Encore entered a Settlement Agreement and Mutual Release pursuant to which Sun paid $2,500,000 to Gould as a settlement for the receivable and Sun released these claims. Sun did not release Gould's other indemnification obligations related to Encore's obligations under the Asset Purchase Agreement.

On November 24, 1997, Gould held (i) notes, secured by all of Encore's assets, under which Encore owed Gould $93.55 million for money Encore had borrowed from Gould plus unpaid interest, and (ii) convertible preferred stock of Encore with a liquidation preference totaling $411 million, which Encore had issued to Gould between 1991 and 1996 in exchange for cancellation of indebtedness for money Encore had borrowed from Gould and interest on those borrowings. In addition, Gould held approximately 48.44% of Encore's common stock, which Gould had obtained as part of the consideration for the sale of its Computer Systems Division to Encore in 1989 or through conversion of convertible preferred stock. In connection with the sale of Encore's storage products business to Sun, Encore and Gould agreed that Encore would redeem all the convertible preferred stock which Gould held for $60 million, of which $25 million was to be paid at the closing of the Sun transaction, and the balance was to be satisfied with the second payment due from Sun. In addition, Gould agreed that if it received the entire $35 million by July 31, 1998, Gould would waive its right to receive additional shares of preferred stock with a liquidation preference of approximately $43 million, which were due to it as past-due dividends on the convertible preferred stock which was being redeemed.

Finally, Gould agreed that if Encore were liquidated before November 24, 1999, Gould would waive any right it had as a holder of Encore's common stock with regard to the first $30 million of liquidating distributions made to Encore's common stockholders.

Because Sun withheld $9,692,000 of the payment due on July 1, 1998, Encore remained obligated to Gould in that amount and had to either pay that amount to Gould out of its own funds by July 31, 1998 or issue to Gould the over-due dividend shares of convertible preferred stock, which had a liquidation preference of $42,678,400. However, in order to give Encore more time to attempt to resolve Sun's claims, Gould agreed that if Encore issued those dividend shares to it, Gould would give Encore the option to repurchase the dividend shares on or before July 31, 1999 for an amount equal to the balance of the $9,692,000 which remained unpaid ($7,192,000 after the payment of $2,500,000 received on July 16, 1999) plus interest at 8.5% per annum from August 1, 1998. Encore then issued the dividend shares to Gould. On July 31, 1999, Gould extended Encore's option to repurchase the dividend shares to October 30, 1999; Gould subsequently extended Encore's option to December 15, 1999, when it expired.

On December 30, 1999, the Company paid $7,192,000 to Gould to settle its obligation for the amounts withheld by Sun, and Gould, among other things, agreed to convert the dividend shares into common stock and agreed that if Encore were liquidated before November 24, 2000, Gould would waive any right it had as a holder of Encore's common stock with regard to the first $30 million of liquidating distributions made to Encore's common stockholders. Additionally, Gould agreed to indemnify Encore for any obligations it might incur to indemnify its current and future directors, up to a total of $7,192,000. On January 20, 2000, Gould converted its convertible preferred stock to 13,295,815 shares of common stock.

C.       Sale to Gores Technology

When the Company completed the sale of its storage products business, the Board of Directors decided that, at least until the Board's January 1998 meeting, the Company should (a) explore the possibility of attempting to develop and market clustering software related to Windows NT(R) and (b) explore the feasibility of the Company's continuing, and attempting to expand, its real-time computer systems business. In January 1998, the Board of Directors (i) decided the Company should discontinue its efforts to develop clustering software relating to Windows NT and (ii) authorized the Company to retain an investment banker to try to find a purchaser for the real-time computer systems business.

On March 2, 1998, the Company signed a non-binding letter of intent to sell its real-time computer systems business to Gores Technology Group ("Gores") for approximately $5.5 million, based on an estimated December 31, 1997 balance sheet for that business. On June 4, 1998, the Company and Gores entered into a definitive agreement for the Company to sell the real-time business to Gores for $3 million in cash. The reduction in price from that contemplated in the letter of intent reflected operating results during the first quarter of 1998 and differences between the estimated December 31, 1997 balance sheet and the actual balance sheet at March 29, 1998.

At the same time the Company entered into the agreement to sell its real-time computer systems business to Gores, the Company entered into a management agreement under which Gores took over management of the real-time computer systems business, retaining any positive cash flow and bearing any negative cash flow, but receiving a management fee of $100,000 per month, which was to be refunded to Encore upon closing of the sale of the real-time computer systems business to Gores. Encore provided a $2 million line of credit to Gores to fund its operation of the real-time computer systems business until the closing.

The sale of the real-time computer systems business to Gores was approved by the Company's stockholders on September 11, 1998, and the transaction was completed on January 6, 1999. At the closing of the sale, the Company received $2,750,000 (with the additional $250,000 set off against the purchase price to resolve an alleged breach of indemnity claim) and the parties agreed to resolve shortly after the closing disputed items relating to the sale, including the amounts due to Encore under the management agreement and the line of credit, and certain other indemnity claims by Gores. On August 10, 2000, the Company reached an agreement in principle to resolve such items. In connection with the agreement, Encore and Gores agreed to reduce the principal balance of the receivable by (1) $96,000 relating to an uncollectible note receivable purchased by Gores in the acquisition of the real-time business and (2) $150,000 for expenses incurred in the negotiation of this settlement. As a result, the receivable balance due to Encore was $2,979,000.

In order to reduce this balance, Gores agreed to make payments on Encore's behalf relating to the closing of certain foreign offices. Such payments included lease termination fees and payment of taxes. During fiscal 1999, Gores paid $35,000 relating to the termination of Encore's Belgium office lease. As a result, the outstanding balance of the receivable was $2,944,000 as of December 31, 1999.

Subsequent to December 31, 1999, Gores paid approximately $1,845,000 relating to lease termination costs and a tax settlement. After these payments, the receivable balance amounted to $1,098,000. Gores agreed to make cash payments for the remainder of the receivable balance. In August and October 2000, Encore received payments totaling $500,000 toward the receivable balance. In February 2001, the Company received the remaining $598,000 plus an additional $16,000.

D.       Accounts Payable and Accrued Liabilities

During the three months ended September 30, 2002, the Company paid $260,000 of previously accrued liquidation costs as follows:

     Legal fees                    $  50,000
     Stock record keeping              6,000
     Gould                           201,000
     Other                             3,000
                                   ---------
                                   $ 260,000
                                   =========

The payment to Gould covered administrative services for the period July 1, 1999 through June 30, 2002.

E. Other Adjustments

During the three months and nine months ended September 30, 2002, the Company received $0 and $45,000, respectively, for various refunds and reimbursements of amounts previously paid.

F.       Litigation

Shortly before the Sun Transaction was closed, shareholders of the Company brought a derivative suit in the Delaware Chancery Court against Gould and the Company's then directors, C. David Ferguson, Robert Fedor, Rowland Thomas and Kenneth Fisher. Three similar shareholder suits were also filed and all four suits were consolidated as Civil Action #16044, In Re Encore Computer Corporation Shareholders Litigation. The shareholders filed an amended complaint adding directors Michael Veysey and Thomas Rich as defendants and eliminating the Company as other than a nominal defendant. The defendants moved for summary judgment and that motion was granted on June 16, 2000. Two of the plaintiffs filed a notice of appeal in the Delaware Supreme Court. Although not a party to the litigation, the Company was obligated to indemnify its officers and directors against liability for matters such as those which are the subject of the litigation. On July 6, 2001, the parties reached a proposed settlement that, upon court approval, would have provided for a repurchase by the Company and redistribution to class members of the defendants' common stock holdings in the Company and the individual defendants' resignation from their positions with the Company in favor of the plaintiffs' nominees. At a hearing on October 12, 2001, the court did not grant its approval to the proposed settlement. Attorneys for parties to the lawsuit and for two shareholders who objected to the settlement (the Objectors) reached an agreement to resolve the litigation and the Objectors' contentions. The new settlement agreement, which was signed on July 29, 2002, was approved by the court on October 2, 2002 and became final on November 1, 2002. Under the settlement, the Company will be dissolved; $2.1 million (less certain attorneys' fees and expenses) will be distributed to current shareholders, including the defendant shareholders other than Gould; a fund of up to $100,000 will be set aside for certain claims of former shareholders; the balance of the Company's distributable assets will be distributed to Gould; and all claims would be dismissed and released as to the defendants and their privies. After all of the payments are made pursuant to the settlement, the Company will have no remaining assets and will be dissolved. Gould has agreed to pay, out of its settlement proceeds, any other fees and expenses of the Company relating to the dissolution and liquidation and any claims timely filed by any creditors of the Company and shall also receive any unclaimed portion of the $100,000 fund set aside for the former shareholders. The dissolution and liquidation of the Company have been approved unanimously by the Board of Directors of the Company and by shareholders of the Company, including the Objectors and the defendants, who collectively hold more than 75% of the outstanding common stock of the Company, by a written consent.

A pro forma statement of net assets in liquidation reflecting the settlement follows:

                                                                 Sept. 30, 2002
                                                                 --------------
                                                                   (Pro forma)
                                                                 (In Thousands)

   Cash and equivalents                                          $2,977
                                                                 ======

   Liabilities
      Amounts due pursuant to the settlement agreement:
          Current shareholders other than Gould                  $2,020
          Cash reserve for former shareholders                      100
          Fees awarded to plaintiffs' and objectors' counsel         80
          Gould                                                     777
                                                                 ------

   Total liabilities                                              2,977
                                                                 ------

   Net assets in liquidation                                     $   -0-
                                                                 ------


Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

The Company has conducted no business operations since December 31, 1998.

The Company's financial statements are presented on a liquidation basis. See Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

As of September 30, 2002, the amount of each significant component of net assets in liquidation is as follows:

                                                           Amount (In Thousands)
                                                           ---------------------

   Assets
          Treasury bills                                         $2,862
          Money market funds                                         89
          Checking account                                           26
                                                                 ------
                                                                 $2,977

   Liabilities
          Estimated legal costs                                  $   37
          Auditor fees                                               10
          Miscellaneous (record storage, printing,
            stock record keeping, etc.)                              10
                                                                 ------
                                                                 $   57

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

Not applicable.



Item 4.  Controls and Procedures

Our President and Treasurer have evaluated the effectiveness of the design and operation of our disclosure controls and procedures within 90 days of the filing date of this quarterly report, and, based on such evaluation, our President and Treasurer have concluded that these controls and procedures are effective. There were no significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the date of such evaluation.

Disclosure controls and procedures are our controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file under the Exchange Act is accumulated and communicated to our President and Treasurer, as appropriate to allow timely decisions regarding required disclosure.

PART II          OTHER INFORMATION

Item 1.          Legal Proceedings

No legal proceedings were filed against the Company during the quarter ended September 30, 2002. See Note F to Condensed Consolidated Financial Statements for information regarding the settlement of the shareholders' litigation.

Item 4.          Submission of Matters to a Vote of Security Holders

In connection with the settlement of the shareholders' litigation, stockholders holding more than 75% of the outstanding shares of Common Stock executed a written consent approving the dissolution and liquidation of the Company conditioned upon court approval which was obtained on October 2, 2002. The terms of the settlement and matters related to the dissolution and liquidation of the Company are described in an Information Statement filed with the Securities and Exchange Commission which was mailed to the Company's shareholders.

Item 5.          Other Information

In November 1997, shareholders of the Company brought a derivative suit in the Delaware Chancery Court against Gould and the Company's then directors, C. David Ferguson, Robert Fedor, Rowland Thomas and Kenneth Fisher. Three similar shareholder suits were also filed and all four suits were consolidated as Civil Action #16044, In Re Encore Computer Corporation Shareholders Litigation. The shareholders filed an amended complaint adding directors Michael Veysey and Thomas Rich as defendants and eliminating the Company as other than a nominal defendant. The defendants moved to dismiss the lawsuit and that motion was granted on June 16, 2000. Two of the plaintiffs filed a notice of appeal in the Delaware Supreme Court. Although not a party to the litigation, the Company was obligated to indemnify its officers and directors against liability for matters such as those which are the subject of the litigation.

On July 6, 2001, the parties reached a proposed settlement that, upon court approval, would have provided for a repurchase by the Company and redistribution to class members of the defendants' common stock holdings in the Company and the individual defendants' resignation from their positions with the Company in favor of the plaintiffs' nominees. At a hearing on October 12, 2001, the court did not grant its approval to the proposed settlement.

Attorneys for parties to the lawsuit and for two shareholders who objected to the settlement (the Objectors) reached an agreement to resolve the litigation and the Objectors' contentions. The new settlement agreement, which was signed on July 29, 2002, was approved by the court on October 2, 2002 and became final on November 1, 2002. Under the settlement, the Company will be dissolved; $2.1 million (less certain attorneys' fees and expenses) will be distributed to current shareholders, including the defendant shareholders other than Gould; a fund of up to $100,000 will be set aside for certain claims of former shareholders; the balance of the

Company's distributable assets will be distributed to Gould; and all claims would be dismissed and released as to the defendants and their privies. After all of the payments are made pursuant to the settlement, the Company will have no remaining assets and will be dissolved. Gould has agreed to pay, out of its settlement proceeds, any other fees and expenses of the Company relating to the dissolution and liquidation and any claims timely filed by any creditors of the Company and shall also receive any unclaimed portion of the $100,000 fund set aside for the former shareholders. The dissolution and liquidation of the Company have been approved unanimously by the Board of Directors of the Company and by shareholders of the Company, including the Objectors and the defendants, who collectively hold more than 75% of the outstanding common stock of the Company, by a written consent.

Item 6.     Exhibits and Reports on Form 8-K

       (a)  Exhibits required by Item 601 of Regulation S-K

            The following exhibits are filed as part of this report:

       (3)  Articles of Incorporation and Bylaws:

            *(a) Certificate of Incorporation of the Company dated May 2, 1983 *(b) Certificate of Amendment of Certificate of Incorporation of
                  the Company dated July 12, 1983
            *(c) Certificate of Amendment of Certificate of Incorporation of the Company dated January 13, 1984
            *(d) Certificate of Amendment of Certificate of Incorporation of the Company dated April 1, 1984
            *(e) Certificate of Amendment of Certificate of Incorporation of the Company dated February 8, 1985
            *(f) Certificate of Amendment of Certificate of Incorporation of the Company dated April 10, 1987
            *(g) Certificate of Amendment of Certificate of Incorporation of the Company dated May 31, 1990
            *(h) Certificate of Amendment of Certificate of Incorporation of the Company dated June 18, 1991
            *(i) Certificate of Amendment of Certificate of Incorporation of the Company dated September 30, 1993
            *(j) Certificate of Amendment of Certificate of Incorporation of the Company dated August 8, 1995
            *(k)  Bylaws of the Company

       *(4) Instruments defining the Rights of Encore's Equity Security Holders:

            The rights of Encore's equity security holders are defined in
            Article 1 of the Company's Bylaws (see Exhibit 3(k)).

     (10)     Material Contracts:

          **(a) Information Statement and Notice of Pendency of Class Action, Proposed Settlement of Class Action, and Settlement hearing.

          **(b) Stipulation and Agreement of Compromise, Settlement and Release dated as of July 29, 2002.


              (99) Additional Exhibits:

                   (1) President's certification pursuant to Section 906 of the
                       Sarbanes-Oxley Act of 2002.

                   (2) Treasurer's certification pursuant to Section 906 of the
                       Sarbanes-Oxley Act of 2002.


     (b)      Reports on Form 8-K

              No reports on Form 8-K were filed by the Company during the quarter ended September 30, 2002.

* Incorporated by reference to the corresponding exhibit number of the Registrant's Current Report on Form 10-Q/A for the quarter ended June 30, 2002.

** Incorporated by reference to the Registrant's Schedule 13E-3 filed on August 30, 2002.

                           ENCORE COMPUTER CORPORATION

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Encore Computer Corporation

Date:    November 12, 2002




/s/ Michael C. Veysey                 /s/ Thomas N. Rich
--------------------------          ------------------------------------
Michael C. Veysey                   Thomas N. Rich
President                           Treasurer (Principal Accounting Officer)

                   CERTIFICATION ACCOMPANYING PERIODIC REPORT
                             PURSUANT TO SECTION 302
                        OF THE SARBANES-OXLEY ACT OF 2002
                                (18 U.S.C. 1350)

I, Michael C. Veysey, President, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Encore Computer Corporation;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

     c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:    November 12, 2002                     /s/ Michael C. Veysey
                                              ---------------------------------
                                              Michael C. Veysey
                                              President

                   CERTIFICATION ACCOMPANYING PERIODIC REPORT
                             PURSUANT TO SECTION 302
                        OF THE SARBANES-OXLEY ACT OF 2002
                                (18 U.S.C. 1350)

I, Thomas N. Rich, Treasurer (Principal Accounting Officer), certify that:

1. I have reviewed this quarterly report on Form 10-Q of Encore Computer Corporation;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

      a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

      b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

      c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

      a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

      b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:  November 12, 2002               /s/ Thomas N. Rich
                                      ---------------------------------------
                                      Thomas N. Rich
                                      Treasurer
                                      (Principal Accounting Officer)